Exhibit 6

September 29, 2011

Seiichi Muramatsu, Executive Director Ichigo Real Estate Investment Corporation 1-1-1 Uchisaiwaicho, Chiyoda-ku, Tokyo

Notice of the Fifth General Meeting of Unitholders

Dear Unitholders:

We express our sincere gratitude for your investment with us, and offer our deepest sympathies to the victims of the March 2011 Great East Japan Earthquake.

We hereby invite you to attend the Fifth General Meeting of Unitholders of Ichigo Real Estate Investment Corporation (“Ichigo REIT”) to be held as per the below.

If you are unable to attend the meeting, you may exercise your voting rights in writing. In this case, we would appreciate it if you could review the Reference Materials for the General Meeting of Unitholders attached below and cast your vote by returning the enclosed voting form no later than Thursday, October 13, 2011, 6:30 p.m. JST.

Ichigo REIT has a “Deemed Approval” provision in Article 15 of its current Articles of Incorporation, pursuant to Article 93, Paragraph 1 of the Law Concerning Investment Trusts and Investment Corporations (the “Investment Trust Law”). Therefore, please note that if you do not attend the meeting and do not exercise your voting rights via the enclosed voting form, you will be deemed to approve each proposal at the meeting, and your voting rights will be included in the count of voting rights of attending unitholders.

Extract from Article 15 of the current articles of incorporation of Ichigo REIT

1.	If a unitholder is not present at a general meeting of unitholders and does not exercise his or her voting rights, the unitholder will be deemed to have approved the proposals submitted to the general meeting of unitholders (excluding, if more than one proposal is submitted and the contents of two or more proposals conflict with each other, all such conflicting proposals).

2.	(Omitted)

Rule 802 Legend

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

1. Date and Time	Friday, October 14, 2011 at 10:00 a.m.

2. Venue	Dai-ichi Hotel Tokyo, Fourth floor, Primavera I

1-2-6 Shimbashi, Minato-ku, Tokyo

(Please see the map attached at the end of this document)

3. Meeting Agenda

Matters to be Resolved

Proposal 1	Approval of the Absorption-type Merger Agreement with FC Residential Investment Corporation

Proposal 2	Election of one Alternate Executive Director

Proposal 3	Election of one Alternate Supervisory Director

*	If you attend the meeting in person, please submit the enclosed voting form at the venue’s reception.

*	If you are unable to attend and will be exercising your voting rights by proxy through another unitholder who has voting rights, please file a written document certifying the authority of the proxy unitholder along with the enclosed voting form at the venue’s reception.

*	Method for the notification of an amendment to the Reference Materials for the General Meeting of Unitholders:

Please note that any necessary amendments to the Reference Materials for the General Meeting of Unitholders will be posted on Ichigo REIT’s website (www.ichigo-reit.co.jp).

Reference Materials for the General Meeting of Unitholders

Proposals and Reference Items

Proposal 1 Approval of the Absorption-type Merger Agreement with FC Residential Investment Corporation

1. Reason for implementation of the absorption-type Merger

Ichigo REIT and FC Residential Investment Corporation (“FCR”) have agreed to merge (the “Merger”), effective November 1, 2011 (the “Effective Date”).

Although the Japanese economy continues to improve against a backdrop of global economic recovery and the implementation of various economic stimulus measures, the effects of the Great East Japan Earthquake and current employment conditions continue to produce a challenging business environment, and uncertainty about future economic trends has grown.

On the other hand, in the J-REIT market, the Bank of Japan’s establishment of a fund for purchasing financial assets including J-REITs, the reorganization of the market through Mergers between investment corporations and changes to sponsors, and J-REIT property acquisitions and fund procurements since the latter half of 2010 have been well-received among both domestic and foreign investors, and the Tokyo Stock Exchange REIT Index has rapidly recovered. In addition, because damages to J-REIT properties caused by the Great East Japan Earthquake were not material overall, the safety and income stability of J-REIT properties have been positively reassessed.

Under these conditions, in order to maximize each investment corporation’s unitholder value, FCR and Ichigo REIT have discussed and reviewed the Merger as a growth strategy for successfully dealing with issues faced by both investment corporations and achieving growth together. While the office properties held by Ichigo REIT are part of a market which is sensitive to economic fluctuations, the residential properties held by FCR are less likely to be influenced by such fluctuations and thus assist in securing stable income. In this way, Ichigo REIT’s portfolio and FCR’s portfolio complement each other. In addition, if the Merger is implemented, Ichigo REIT believes that the reduction of financing costs resulting from increasing, diversifying, and strengthening lender relationships via increased asset scale and the deployment of negative goodwill arising from the Merger will foster Ichigo REIT’s ability to exploit property acquisition opportunities in the future. Accordingly, FCR and Ichigo REIT executed the Merger Agreement on August 8, 2011 (the “Merger Agreement”), and believe the Merger will improve income stability and the liquidity of investment units through expanding the scale of assets and improving the quality of the portfolio, thereby increasing unitholder value for both investment corporations.

The Merger will be an absorption-type Merger whereby FCR will be the surviving corporation and Ichigo REIT will be dissolved upon the Merger becoming effective. As separately announced in the “Execution of Merger Agreement Between Fund Creation REIT Advisers and Ichigo REIT Management” dated September 13, 2011, the asset management of the investment corporation after the Merger is expected to continue to be delegated to Ichigo REIT Management Co., Ltd. (“IRM”), the existing asset management company of Ichigo REIT. The asset management agreement between FCR and Fund Creation REIT Advisers Co, Ltd. will be terminated upon obtaining approval from FCR’s general meeting of unitholders before the Merger, and the asset management agreement currently executed between Ichigo REIT and IRM will remain in force post-Merger.

It would therefore be much appreciated if you would please assent to the aims of the Merger and approve the Merger Agreement.

2.	Summary of the contents of the Absorption-type Merger Agreement

As provided in Schedule 1.

3.	Summary of the contents of matters concerning the reasonableness of consideration for the Merger as provided in Article 193, Paragraph 1, Item 1 of the Enforcement Order of the Law Concerning Investment Trusts and Investment Corporations

(1)	Reasonableness of the Merger consideration, Merger ratio and Merger allotment

The Merger consideration, Merger ratio and Merger allotment are as described in (i) below. Ichigo REIT has concluded, based on the matters provided in (ii), (iii) and (iv) below, that the Merger consideration, Merger ratio and Merger allotment are reasonable.

(i)	Merger consideration, Merger ratio and Merger allotment

FCR will issue 613,923 units allocated to the unitholders of Ichigo REIT recorded on the final unitholders’ register on the day immediately preceding the Effective Date of the Merger (not including the unitholders of Ichigo REIT who request that their units be purchased pursuant to the provisions of Article 149-3 of the Investment Trust Law) (“Allotted Unitholders”) at the rate of three units of FCR for each unit of Ichigo REIT. In conjunction with the Merger, prior to the allotment of units to the Allotted Unitholders, FCR will conduct a unit split (the “Unit Split”) to split each one unit of FCR into seven units with October 31, 2011 as the record date and November 1, 2011 as the effective date, and with the number of new units FCR will allot and the Merger ratio as described above, assuming that the Unit Split becomes effective.

	FCR (surviving corporation)	Ichigo REIT (absorbed corporation)
Allotment of investment units in Merger	1	3
		(Reference: before FCR’s unit split) 3/7 (Note 1)

*	Number of new units of FCR to be issued through the Merger (units after FCR’s unit split): 613,923 units. Please note that this number is based on the assumption that none of the unitholders of Ichigo REIT will request Ichigo REIT to purchase their units pursuant to the provisions of Article 149-3 of the Investment Trust Law.

The Merger ratio before taking the Unit Split into consideration is 3/7 to 1 (Ichigo REIT to FCR). With this ratio, however, 3/7 units of FCR would be allocated to every one of Ichigo REIT’s units, and a large number of Ichigo REIT unitholders would receive only fractional units of the FCR. The Unit Split thus will be carried out in order to avoid such outcome.

In addition, instead of cash distributions to the unitholders of Ichigo REIT for the fiscal period of Ichigo REIT immediately preceding the Effective Date of the Merger, FCR plans to make a payment upon the Merger that will be equivalent to the cash distributions for that fiscal period (equal to the distributable profit of Ichigo REIT as of the day immediately preceding the Merger Effective Date divided by the number of outstanding units of Ichigo REIT on that day) to Allotted Unitholders within a reasonable period after the Merger Effective Date.

Ichigo REIT has concluded such payment is reasonable, since the payment is equivalent to the cash distributions for the pre-Merger fiscal period that each unitholder of Ichigo REIT would have received.

(ii)	Basis of Merger Ratio Calculation

Ichigo REIT and FCR each requested an independent third party to analyze the Merger ratio in order to ensure fairness and appropriateness in the calculation of the Merger ratio.

Ichigo REIT appointed SMBC Nikko Securities Inc. (“SMBC Nikko”) and FCR appointed Deutsche Securities Inc. (“DSI”) as financial advisors for the Merger and requested their respective financial advisors to perform financial analyses regarding the Merger ratio. The ratios shown in the tables showing the calculations by DSI and SMBC Nikko are the ratios before taking into consideration the Unit Split.

SMBC Nikko conducted its analysis of the Merger ratio based on the REIT unit market price, comparable listed REITs, discounted cash flow (“DCF”), and net asset value (“NAV”) in order to produce a multi-faceted analysis of the unit value of both investment corporations. A summary of the analysis performed by SMBC Nikko is set out below.

	Range for the Merger ratio (before FCR’s unit split)
	FCR	Ichigo REIT
REIT unit market price method	1	0.37 - 0.40
Comparable listed REITs method	1	0.44 - 0.83
DCF method	1	0.34 - 0.45
NAV method	1	0.51 - 0.53

Taking into consideration the recent market trading trends of units of both investment corporations, SMBC Nikko adopted, with respect to the REIT unit market price of Ichigo REIT, the average closing unit price for the periods of one month, and three months before the reference date (August 5, 2011). With respect to the REIT unit market price of FCR, SMBC Nikko adopted the average closing unit price for the periods of one month, and three months before the reference date (August 5, 2011).

With respect to the NAV method, SMBC Nikko has taken into consideration an opinion with a valuation date of April 30, 2011 that was prepared by TOKYO KANTEI Co., Ltd., an independent real estate appraisal company.

The calculation and analysis of the Merger ratio performed by SMBC Nikko is based on certain conditions that include, but are not limited to, those described above. Please refer to Note 1 below for details of the conditions and certain supplementary disclaimers.

DSI conducted its analysis of the Merger ratio based on the REIT unit market price, dividend discount model (“DDM”), and net asset value (“NAV”) in order to produce a multi-faceted analysis of the unit value of both investment corporations. DSI also conducted a valuation based upon comparable listed REITs for reference purposes. A summary of the analysis performed by DSI is set forth below.

	Range for the Merger ratio (before FCR’s unit split)
	FCR	Ichigo REIT
REIT unit market price method	1	0.42 - 0.45
DDM method	1	0.43 - 0.66
NAV method	1	0.51

Taking into consideration the recent market trading trends of units of both investment corporations, DSI adopted, with respect to the REIT unit market price of FCR, the closing unit price as of the reference date (August 5, 2011) and the average unit price (volume weighted average price) for the periods of one month, three months, and six months before the reference date. With respect to the REIT unit market price of Ichigo REIT, DSI adopted the closing unit price as of the reference date (August 5, 2011) and the average unit price (volume weighted average price) for the periods of one month, three months, and six months before the reference date after adding a certain premium.

The calculation and analysis of the Merger ratio performed by DSI is based on certain conditions that include, but are not limited to, those described above. Please refer to Note 2 below for details of the conditions and certain supplementary disclaimers.

Note 1:	SMBC Nikko has not conducted any independent evaluation or assessment or any examination involving a certified public accountant or other specialist regarding the assets and liabilities of Ichigo REIT or FCR. Although SMBC Nikko has not received any independent evaluation from a third party on the assets or liabilities of Ichigo REIT or FCR, the analysis of the Merger ratio is partially based on the opinion dated April 30, 2011 prepared by TOKYO KANTEI Co., Ltd., a real estate appraiser independent of both investment corporations. SMBC Nikko has used Ichigo REIT’s, FCR’s, and other REITs’ available financial information, publicly-available information, such as market data and analyst reports, and financial, economic, and market indices to analyze the Merger ratio. SMBC Nikko assumes that there is no undisclosed information that would materially affect the calculation of the Merger ratio for Ichigo REIT and FCR. SMBC Nikko has analyzed the Merger ratio on the assumption that information and materials that SMBC Nikko used for analysis are accurate and complete and that future business plans and financial forecasts of Ichigo REIT and FCR included in the information and materials have been rationally prepared based on the best possible estimates and judgment currently available from Ichigo REIT and FCR. SMBC Nikko has not conducted any independent examination or verification of the accuracy, appropriateness, or feasibility of the information or materials.

Note 2:	DSI has not conducted any independent evaluation or assessment or any examination involving a certified public accountant or other specialist regarding the assets and liabilities of FCR or Ichigo REIT. DSI has not received any independent evaluation or the like from a third party on the assets or liabilities of FCR or Ichigo REIT. An opinion dated April 30, 2011 prepared by TOKYO KANTEI Co., Ltd., a real estate appraiser independent of both investment corporations, has been taken into account when the NAV method was applied in the analysis of the Merger ratio. DSI has used FCR’s, Ichigo REIT’s, and other REITs’ available financial information, publicly-available information, such as market data and analyst reports, and financial, economic, and market indices to analyze the Merger ratio. DSI assumes that there is no undisclosed information that would materially affect the calculation of the Merger ratio for FCR and Ichigo REIT. DSI has analyzed the Merger ratio on the assumption that information and materials that DSI used for analysis are accurate and complete and that future business plans and financial forecasts of FCR and Ichigo REIT included in the information and materials have been rationally prepared based on the best possible estimates and judgment currently available from FCR and Ichigo REIT. DSI has not conducted any independent examination or verification of the accuracy, appropriateness, or feasibility of the information or materials.

(iii)	Merger Ratio Calculation Process

Ichigo REIT and FCR executed the Merger Agreement after determining through careful discussions and negotiations that the Merger ratio as described in “(i) Merger consideration, Merger ratio, and Merger allotment” above was appropriate, whilst comprehensively considering various factors regarding each of Ichigo REIT and FCR, such as financial results, status of assets and liabilities, business prospects, synergies to be created by the Merger, and the results of the financial analyses conducted by the financial advisors to Ichigo REIT and FCR.

Ichigo REIT obtained a fairness opinion from SMBC Nikko, and FCR obtained a fairness opinion from DSI, both of which stated that the Merger ratio is appropriate from a financial viewpoint subject to certain assumptions.

(iv)	Relationship with Financial Advisors

Neither SMBC Nikko, the financial advisor to Ichigo REIT, nor DSI, the financial advisor to FCR, fall under the definition of an “Affiliated Party” of Ichigo REIT or FCR set forth in Article 67, Paragraph 4 of the Cabinet Office Ordinance Regarding Calculation of Investment Corporations (Cabinet Office Ordinance No. 47 of 2006, as amended) or have any material interest that needs to be noted in relation to the Merger.

(2)	Reasonableness of FCR’s (the surviving corporation) total unitholders’ capital

Total unitholders’ capital: 0 yen

Capital surplus: The amount obtained by subtracting the amount in the preceding item from the amount of changes in unitholders’ net assets as prescribed in Paragraph 1 of Article 22 of the Cabinet Office Ordinance Regarding Calculation of Investment Corporations (Cabinet Office Ordinance No. 47 of 2006, as amended).

Taking into consideration the Cabinet Office Ordinance Regarding Calculation of the Investment Corporation and other fair accounting standards and regulations, Ichigo REIT has determined that FCR’s capitalization is reasonable.

(3)	Reasons for having elected cash as part of the Merger consideration

In the event Ichigo REIT has distributable profits as of the day immediately prior to the Effective Date of the Merger (scheduled for November 1, 2011), instead of Ichigo REIT making cash distributions to unitholders for Ichigo REIT’s fiscal period (commencing on May 1, 2011 and ending on the day immediately preceding the Effective Date), FCR plans to make a payment to Allotted Unitholders upon the Merger that will be equivalent to the cash distributions for that fiscal period (equal to the distributable profit amount of Ichigo REIT as of the day immediately preceding the Effective Date of the Merger divided by the outstanding units of Ichigo REIT as of that day) within a reasonable period after the Merger Effective Date.

The intended purpose is to ensure fairness between the unitholders of Ichigo REIT and FCR by having FCR distribute to unitholders of Ichigo REIT cash that is equivalent to the distributions for such fiscal period, since the fiscal period of Ichigo REIT will be terminated as a result of the Merger becoming effective.

4.	Reference matters with respect to consideration of the Merger as provided in Item 2 of Paragraph 1 of Article 193 of the Ordinance for Enforcement of the Act on Investment Trusts and Investment Corporations

(1)	Provisions of FCR’s Articles of Incorporation

As provided in Schedule 2.

(Note)	FCR has determined that it will submit for approval the proposal for partial amendments to the Articles of Incorporation as provided in Schedule 3 to its general meeting of unitholders to be held on October 18, 2011.

(2)	Method of conversion into cash of units to be delivered as consideration for the Merger

(i)	Market on which such units are traded

FCR’s units are listed on the REIT market of the Tokyo Stock Exchange.

(ii)	Persons who provide intermediary, brokerage or agency service with respect to such units

Trading participants and member securities companies, etc. of the stock exchange described in (i).

(3)	Market price of units to be delivered as consideration for the Merger

The following provides the highest and the lowest price and trading volume of FCR’s units for each month in the last six months:

Monthly Highest and Lowest Price, and Trading Volume

Month	April 2011	May 2011	June 2011	July 2011	August 2011	September 2011
Highest Price (yen)	299,000	284,900	252,500	248,900	237,400	214,000
Lowest Price (yen)	284,000	245,500	244,000	232,000	192,600	208,000
Trading Volume (units)	1,577	298	329	337	738	76

(Note)	The highest and the lowest price of units are based on the closing price of the REITs market of the Tokyo Stock Exchange. Note that the highest and the lowest price of units in September are based on the closing price before September 9, 2011.

5.	Financial statements, etc. provided in Item 3 of Paragraph 1 of Article 193 of the Ordinance for Enforcement of the Act on Investment Trusts and Investment Corporations

(1)	Absorption-type Merger surviving entity (FCR)

(i)	Contents of financial statements relating to the last fiscal period, asset management report and statement of dividends

As provided in Schedule 4.

(ii)	Contents of the disposition of any significant assets, any assumption of significant liabilities, or any other events causing significant impact on the asset condition arising after the last day of the final fiscal period:

Unit Split

At the meeting of board of directors held on August 8, 2011, FCR resolved that each unit owned by unitholders entered in the final unitholders register on October 31, 2011 (Monday) will be split into 7 units. The Unit Split is subject to all conditions precedent regarding the Merger being fulfilled and will come into effect on November 1, 2011 (Tuesday), the Merger Effective Date.

(2)	Absorption-type Merger absorbed entity (Ichigo REIT)

Contents of the disposition of any significant assets, any assumption of significant liabilities or any other events causing significant impact on the asset condition arising after the last day of the last fiscal period:

Significant matters relating to Ichigo REIT arising after the last day of the 10th fiscal period (April 30, 2011) are as below.

Borrowing of funds and repayment of existing loan

On June 29, 2011, Ichigo REIT borrowed funds in the amount of JPY 2 billion from Resona Bank, Limited, using the proceeds to pay off a loan in the amount of JPY 2 billion from DB Trust Company.

Proposal 2     Election of one Alternate Executive Director

The resolution at the last general meeting of unitholders for the election of Wataru Orii as an Alternate Executive Director becomes ineffective at the beginning of this meeting in accordance with Article 163, Paragraph 3 of the Enforcement Order of the Law Concerning Investment Trusts and Investment Corporations. To ensure the minimum number of required executive directors as provided for in law or ordinance, it is proposed that one Alternate Executive Director be elected.

This proposal was approved unanimously by the Supervisory Directors of Ichigo REIT at the meeting of the board of directors held on September 13, 2011.

The candidate for the Alternate Executive Director is as follows.

Name (Date of Birth)	Brief personal history
Wataru Orii (June 7, 1966)	April 1990	Joined the Tokyu Land Corporation
	November 1998	Joined the Pacific Management Corporation (currently Pacific Holdings, Inc., hereafter “PMC”)
	June 2001	Director, Investment & Planning Division of PMC
	December 2005	Director, Sales Division of PMC
	February 2009	President & CEO of PMC
	August 2010	Adviser, Asset Managers Holdings Co., Ltd. (currently Ichigo Group Holdings Co., Ltd., hereafter “IGH”)
	September 2010	Senior Managing Director & Statutory Executive Officer, Strategic Sales of IGH
	January 2011	Executive Vice President & Statutory Executive Officer (Business Development) of IGH (current) President & Representative Director of Ichigo REIT Management Co., Ltd. (current)
	August 2011	External Director of Fund Creation REIT Advisers Co., Ltd. (current)

1. The candidate for Alternate Executive Director does not hold any investment units in Ichigo REIT.

2. The candidate for Alternate Executive Director is the President & Representative Director of Ichigo REIT Management Co., Ltd., which is the asset management company of Ichigo REIT. There is no other special relationship between Ichigo REIT and the candidate for Alternate Executive Director.

Proposal 3     Election of one Alternate Supervisory Director

The resolution at the preceding ordinary general meeting of unitholders for the election of Hideo Ogura as an Alternate Supervisory Director becomes ineffective at the beginning of this meeting in accordance with Article 163, Paragraph 3 of the Enforcement Order of the Law Concerning Investment Trusts and Investment Corporations. To ensure the minimum number of required supervisory directors as provided for in law or ordinance, it is proposed that one Alternate Supervisory Director be elected.

The candidate for Alternate Supervisory Director is as follows.

Name (Date of Birth)	Brief personal history
Hideo Ogura (May 30, 1968)	March 1992	Graduated from the School of Law at Waseda University
	April 1994	Qualified as Attorney at Law (Tokyo Bar Association) Joined the Tokyo Hirakawa Law Office
	April 2000	Lecturer, Faculty of Law at Chuo University (current)
	April 2001	Partner, Tokyo Hirakawa Law Office (present post)
	September 2007	Alternate Supervisory Director of Creed Office Investment Corporation (currently Ichigo Real Estate Investment Corporation) (current)

1. The candidate for Alternate Supervisory Director does not hold any investment units in Ichigo REIT.

2. There is no special relationship between Ichigo REIT and the candidate for Alternate Supervisory Director.

Reference:

If the contents of a proposal submitted to this meeting conflicts with any other proposal submitted to this meeting, the “Deemed Approval” provided for in Article 93, paragraph 1 of the Investment Trust Law and Article 15, Paragraph 1 of Ichigo REIT’s articles of incorporation will not apply to any of said proposals. Proposals 1 through 3 above do not have any contents that conflict with any other proposal.

Map to the Meeting Place

Meeting place:	Dai-ichi Hotel Tokyo, Fourth Floor, Primavera I

1-2-6 Shimbashi, Minato-ku, Tokyo

[Map]

*JR and Tokyo Metro Ginza Lines	Two minute walk from Shimbashi Station

*Toei Asakusa Line	Four minute walk from Shimbashi Station

*Toei Mita Line	Three minute walk from Uchisaiwaicho Station

MERGER AGREEMENT

August 8, 2011

MERGER AGREEMENT

FC Residential Investment Corporation (“FCR”) and Ichigo Real Estate Investment Corporation (“Ichigo REIT”) enter into this merger agreement (the “Agreement”) as follows in relation to the merger between FCR and Ichigo REIT (the “Merger”).

Article 1	Method of the Merger

In accordance with the provisions of this Agreement, FCR and Ichigo REIT shall implement an absorption-type merger with FCR as the surviving corporation and Ichigo REIT as the absorbed corporation under Article 147 of the Act on Investment Trusts and Investment Corporations (Law No. 198 of 1951, as amended; the “Investment Trusts Act”).

Article 2	Names and addresses of merging parties

The names and addresses of the surviving corporation and the absorbed corporation are as follows.

(1)	Name and address of the surviving corporation

Name	:	FC Residential Investment Corporation
Address	:	6th Floor, Roppongi Hills Keyakizaka Terrace 6-15-1 Roppongi, Minato-ku, Tokyo

(2)	Name and address of the absorbed corporation

Name	:	Ichigo Real Estate Investment Corporation
Address	:	1-1-1 Uchisaiwaicho, Chiyoda-ku, Tokyo

Article 3	FCR’s investment unit split

Subject to the satisfaction of all of the conditions precedent for the Merger set out in Article 16, FCR shall, with respect to each investment unit owned by the unitholders entered in or recorded on the final unitholders’ register of FCR as of the day immediately preceding the effective date of the Merger (the “Effective Date”), split each one investment unit into seven investment units (the “Unit Split”) on the Effective Date.

Article 4	Matters regarding allotment and method for calculation of number of investment units to be issued and allotted at time of the Merger

1.	At the time of the Merger, FCR shall issue new investment units in such number as is calculated by multiplying by three the aggregate number of investment units of Ichigo REIT owned by the unitholders entered in or recorded on the final unitholders register of Ichigo REIT as of the day immediately preceding the Effective Date (excluding FCR, Ichigo REIT, and the unitholders of Ichigo REIT who have claimed the purchase of their investment units in accordance with the provisions Article 149-3 of the Investment Trusts Act; the “Allotted Unitholders”), and shall allot to the Allotted Unitholders three investment units of FCR per one investment unit of Ichigo REIT owned by the Allotted Unitholders after the Unit Split has been implemented in accordance with Article 3; provided, however, that such allotment and the efficacy of the Merger are subject to the condition that the Unit Split has taken effect on the Effective Date. If the Unit Split has not taken effect on the Effective Date, FCR and Ichigo REIT shall, upon agreement through consultation in good faith, change the Effective Date set out in Article 6 and/or take such other measures necessary to effect the Merger.

2.	In the case of the preceding paragraph, if there is any fraction of less than one investment unit in the investment units of FCR to be allotted to the Allotted Unitholders, FCR shall treat such fraction in accordance with the provisions of Article 149-17 of the Investment Trusts Act.

Article 5	Matters regarding the total unitholders’ capital of the surviving corporation

The amount by which the total unitholders’ capital and the capital surplus of FCR will increase upon the Merger shall be as follows; provided, however, that FCR and Ichigo REIT may change such amount upon agreement through discussion, taking into consideration the financial conditions of FCR and Ichigo REIT on the day immediately preceding the Effective Date.

(1)	Unitholders’ capital	:	0 yen

(2)	Capital surplus	:	The amount obtained by deducting the amount set out in the preceding item from the amount of increase or decrease in the unitholders’ equity, etc., set out in Article 22, Paragraph 1 of the Ordinance concerning the Account of the Investment Corporations (Cabinet Office Ordinance No. 47 of 2006, as amended)

Article 6	Effective Date

The Effective Date shall be November 1, 2011; provided, however, that FCR and Ichigo REIT may change the Effective Date upon agreement through consultation, if necessary in order to complete the procedures for the Merger or for any other reason.

Article 7	General meeting of unitholders

1.	In accordance with the provisions of Article 149-7, Paragraph 2 of the Investment Trusts Act, FCR shall carry out a merger by absorption without obtaining approval for this Agreement from the general meeting of unitholders in accordance with Article 149-7, Paragraph 1 of the Investment Trusts Act; provided, however, that FCR shall hold a general meeting of unitholders on October 18, 2011 or a date separately agreed on and determined by FCR and Ichigo REIT, and request such general meeting of unitholders to approve the amendment to the articles of incorporation of FCR subject to the Merger taking effect and other proposals separately agreed on by FCR and Ichigo REIT. FCR shall make best efforts to have such proposals approved by such general meeting of unitholders.

2.	Ichigo REIT shall hold a general meeting of unitholders on October 14, 2011 or a date separately agreed on and determined by FCR and Ichigo REIT, and request such general meeting of unitholders to approve this Agreement and other proposals separately agreed on by FCR and Ichigo REIT. Ichigo REIT shall make best efforts to have such proposals approved by the general meeting of unitholders.

Article 8	Post-merger name and related entities, etc. of FCR

1.	FCR’s post-merger name shall be determined by FCR and Ichigo REIT, by separate agreement through consultation.

2.	FCR’s post-merger directors shall be determined by FCR and Ichigo REIT, upon separate agreement through consultation.

3.	FCR’s post-merger asset management company (which shall mean an asset management company as referred to in Article 2, Paragraph 19 of the Investment Trusts Act; the same hereinafter) shall be determined by FCR and Ichigo REIT, upon separate agreement through consultation.

4.	FCR’s asset custody company (which shall mean an asset custody company as referred to in Article 2, Paragraph 20 of the Investment Trusts Act; the same hereinafter) shall not be changed in the course of the Merger.

5.	Except as provided in this paragraph and in Paragraph 7, FCR’s administrative agent (which shall mean any administrative agent as referred to in Article 2, Paragraph 21 of the Investment Trusts Act to which the services set out in each item of Article 117 of the Investment Trusts Act shall be entrusted; the same hereinafter) shall be determined by FCR and Ichigo REIT, upon separate agreement through consultation; provided, however, that (i) the agreement regarding administration of special account between FCR and the Chuo Mitsui Trust and Banking Company, Limited shall not be changed, and that (ii) with respect to the agreement between Ichigo REIT and Mitsubishi UFJ Trust and Banking Corporation as the special account administrator, one of Ichigo REIT’s administrative agents, shall be succeeded to by FCR in the course of the Merger, and Mitsubishi UFJ Trust and Banking Corporation shall become an administrative agent of FCR.

6.	Ichigo REIT shall terminate on reasonable terms the asset custody agreement with its asset custody company and any other agreement that FCR and Ichigo REIT separately agree for Ichigo REIT to terminate, effective on a date separately agreed on by FCR and Ichigo REIT, unless agreed otherwise by FCR and Ichigo REIT upon separate agreement through consultation. In terminating such agreements, Ichigo REIT shall make best efforts to cause its asset custody company and other counterparties of the terminated agreements to fully perform the handover of their respective services to FCR’s asset custody company and other administrative agents.

7.	Ichigo REIT shall, effective on a date separately agreed upon by FCR and Ichigo REIT, terminate on reasonable terms the general administrative service agreement that Ichigo REIT has entered into with the Sumitomo Trust and Banking Co., Ltd. and effective as of the date of this Agreement regarding the administration of the unitholders register, and it shall enter into a new unitholders register administration agreement with the Chuo Mitsui Trust and Banking Company, Limited unless otherwise discussed and agreed by FCR and Ichigo REIT.

Article 9	Payment upon the merger

In lieu of cash distribution to the unitholders of Ichigo REIT for Ichigo REIT’s fiscal period ending on the day immediately preceding the Effective Date (“Ichigo REIT’s Fiscal Period”), FCR shall make a payment upon the merger calculated by the following formula to the Allotted Unitholders (with any fractional amount less than one yen rounded down) per one investment unit of Ichigo REIT owned by the Allotted Unitholders, and within a period after the Effective Date that is reasonable in consideration of the determination of profit for Ichigo REIT’s Fiscal Period, the process of rendering payment upon the merger, and other factors:

Amount of the payment upon the merger per one investment unit	=	Distributable profit of Ichigo REIT as of the day immediately preceding the Effective Date
Outstanding investment units of Ichigo REIT as of the day immediately preceding the Effective Date

In the formula set out above, the term “Distributable profit of Ichigo REIT as of the day immediately preceding the Effective Date” shall mean the amount calculated by deducting the sum of the total unitholders’ capital, the capital surplus, the appraisal or exchange profit or loss, the conversion profit or loss, and other amounts from the amounts of net assets of Ichigo REIT as of the day immediately preceding the Effective Date.

Article 10	Distribution of profits

With respect to cash distributions relating to the respective fiscal periods of FCR and Ichigo REIT ending prior to the Effective Date (excluding the Ichigo REIT’s Fiscal Period set out in preceding paragraph), substantially all amounts of the respective profits set out in Article 137, Paragraph 1 of the Investment Trusts Act (excluding any fractional amount less than one yen per investment unit) shall be distributed to the respective unitholders or the registered pledgees of investment units entered in or recorded on the respective final unitholders registers as of the last day of each fiscal period.

Article 11	Succession of corporate property

On the Effective Date, FCR shall succeed to any and all assets, liabilities, rights and obligations of Ichigo REIT existing as of the Effective Date.

Article 12	Management, etc. of corporate property

From the execution date of this Agreement until the Effective Date, FCR and Ichigo REIT shall each conduct their respective businesses and manage and operate their respective property with the due care of a good manager, and cause their respective asset management companies, asset custody companies, administrative agents or other third parties to do so and, for actions that might materially affect their respective assets, rights or obligations (including, but not limited to, issuance of investment units, borrowing, issuance of investment corporation bonds or amendment to the conditions thereof or accelerated repayment thereof, filing of litigation, entering into settlement agreements, or entering into a sale or purchase agreement for property or implementation of such sale or purchase agreement; but excluding the new execution, amendment, or renewal, etc. of lease agreements for owned properties, agreements with audit corporations, and subcontract agreements for maintenance and management of properties, and other usual agreements entered into in the course of ordinary business (provided, however, for the avoidance of doubt, in the event the provision of Article 13, Paragraph 3 applies, FCR and Ichigo REIT shall follow that provision as applicable)), FCR and Ichigo REIT shall take such action only with the prior written consent of the other party, unless otherwise expressly provided for in this Agreement. The other party shall not unreasonably withhold or refuse such consent.

Article 13	Matters for consultation and notice

1.	Ichigo REIT shall reach agreement with FCR and Fund Creation REIT Advisers Co., Ltd. upon future consultation and deliberation in good faith on the necessity of amendment or termination of any agreements, etc., that Ichigo REIT has entered into with any third party and shall use best efforts to effect such amendment or termination of agreements etc., by agreement among Ichigo REIT, FCR and Fund Creation REIT Advisers Co., Ltd.

2.	FCR shall send FC Holdings, L.L.C. a notice in writing no later than the day immediately prior to the Effective Date to the effect that FCR and Fund Creation REIT Advisers Co., Ltd. terminate the Letter Agreement that FCR and Fund Creation REIT Advisers Co., Ltd. submitted to FC Holdings, L.L.C. as of August 14, 2009. In addition, FCR shall reach an agreement with Ichigo REIT and Ichigo REIT Management Co., Ltd. upon future consultation and deliberation in good faith on the necessity of amendment or termination of any agreements, etc., that FCR has entered into with any third party and shall use best efforts to effect such amendment or termination of agreements, etc., by agreement among FCR, Ichigo REIT and Ichigo REIT Management Co., Ltd.

3.	FCR and Ichigo REIT shall immediately give notice to the other party, if, during the period on or before the Effective Date, either party learns of any event which may reasonably have a material impact on their business or financial condition or the Merger (including, but not limited to, notice of termination or claim for reduction of rent from main tenants, breach of financial covenants and any other provisions under any loan agreements). In this case, FCR and Ichigo REIT shall discuss and consider how to deal with such event in good faith and shall use best efforts to resolve such issues.

Article 14	Procedures under the U.S. Securities Act

Ichigo REIT shall, if requested by FCR, provide FCR with information on the unitholders of Ichigo REIT and any other information necessary for FCR to confirm whether Form F-4 filing procedures are required for the Merger under the U.S. Securities Act, and each of FCR and Ichigo REIT shall mutually cooperate to the fullest extent in order to confirm the necessity of such procedures.

Article 15	Covenants

1.	(i) Ichigo REIT shall, until the day immediately preceding the Effective Date, continue to comply with its obligations under loan agreements, trust agreements and other agreements with third parties to which Ichigo REIT is a party (the “Ichigo REIT Existing Agreements”); (ii) notwithstanding (i), if, by the day immediately preceding the Effective Date, Ichigo REIT breaches any of the financial covenants or other provisions relating to borrowings from a financial institution, etc., Ichigo REIT shall, with regard to such breach, use its best efforts to obtain from that financial institution, etc., a delay of any claim for loss of yield, an extension of term yield, and any other agreement reasonably requested by FCR; (iii) for any of the Ichigo REIT Existing Agreements, if the Merger or any act by Ichigo REIT or FCR after the Merger contemplated under this Agreement requires consent or other approvals of the counterparties and other parties to such Ichigo REIT Existing Agreement, Ichigo REIT shall use its best efforts to obtain such consent or other approvals in writing from such counterparties and other parties by the day immediately preceding the Effective Date; and (iv) in addition to (i) through (iii) above, Ichigo REIT shall not make any material change or enter into any new agreement in relation to the Ichigo REIT Existing Agreements without the prior consent of FCR (excluding the new execution, amendment, or renewal, etc., of lease agreements for owned properties, agreements with audit corporations, and subcontract agreements for maintenance and management of properties, and other usual agreements entered into in the course of ordinary business, in which case Ichigo REIT shall promptly give a written notice to FCR thereafter) and shall, upon reasonable request of FCR, use its best efforts to take or cause the action necessary for the Merger or actions of FCR after the Merger contemplated under this Agreement. FCR shall cooperate with Ichigo REIT to the fullest extent in the event Ichigo REIT takes or needs to cause the measures stated above.

2.	(i) FCR shall, until the day immediately preceding the Effective Date, continue to comply with its obligations under loan agreements, trust agreements and other agreements with third parties to each of which FCR is a party (the “FCR Existing Agreements”); (ii) notwithstanding (i), if, by the day immediately preceding the Effective Date, FCR breaches any of the financial covenants or other provisions relating to borrowings from a financial institution, etc., FCR shall, with regard to such breach, use its best efforts to obtain from that financial institution, etc. a delay of any claim for loss of yield, an extension of term yield, and any other agreement reasonably requested by Ichigo REIT; (iii) for any of the FCR Existing Agreements, if the Merger or any act by FCR contemplated under this Agreement requires consent or other approvals of the counterparties and other parties to such FCR Existing Agreement, FCR shall use its best efforts to obtain such consent or other approvals in writing from such counterparties and other parties by the day immediately preceding the Effective Date; and (iv) in addition to (i) through (iii) above, FCR shall not enter into any new agreement in relation to the FCR Existing Agreements without the prior consent of Ichigo REIT (excluding the new execution, amendment, or renewal, etc. of lease agreements for owned properties, agreements with audit corporations, and subcontract agreements for maintenance and management of properties, and other usual agreements entered into in the course of ordinary business, in which case FCR shall promptly give a written notice to Ichigo REIT thereafter) and shall, upon reasonable request of Ichigo REIT, use its best efforts to take or cause the action necessary for the Merger or actions of FCR contemplated under this Agreement. Ichigo REIT shall cooperate with FCR to the fullest extent in the event FCR takes or needs to cause the measures stated above.

3.	If any breach of the financial covenants or other provisions relating to FCR’s or Ichigo REIT’s borrowings after the Merger may arise due to FCR’s assumption of the loan obligations of Ichigo REIT in accordance with the Merger, FCR and Ichigo REIT shall negotiate with the lending financial institution, etc., and shall use best efforts to obtain from that financial institution, etc., an easing of the obligations under the financial covenants, delay of any claim for loss of yield, an extension of term yield, and any other remedies with regard to such breach.

4.	In relation to the properties held by each party, FCR and Ichigo REIT shall carry out any such remedial measures separately agreed to by the parties.

Article 16	Conditions for the Merger

The Merger shall become effective upon the satisfaction on or by the Effective Date of the conditions precedent set forth in the following items. If any condition set out in the following items is not satisfied on or by the Effective Date, then the party to receive benefit from the satisfaction of such condition may elect not to execute the Merger without any liability or payment obligation to the other party (except for any liability or payment obligation of such party pursuant to breach of any other provisions of this Agreement); provided, however, that the party with the right to such election shall discuss with the other party a full or partial waiver of such condition prior to such election. In the event of a full or partial waiver of any such condition, such full or partial waiver shall not be regarded as satisfaction of any condition set out in the following items, and such waiver shall not affect any right to claim damages or compensation pursuant to Article 19 or any other rights of the parties under this Agreement.

(1)	the completion of approvals at the general meetings of unitholders of both FCR and Ichigo REIT of the Merger and all other matters required in connection in the performance therewith and completion of any other required procedures pursuant to applicable laws and ordinances, including the acquisition of required permits and approvals, etc.;

(2)	the obligations of each party set out in the Agreement have been performed in all material respects;

(3)	the integration of Fund Creation REIT Advisers Co., Ltd. and Ichigo REIT Management Co., Ltd. through a merger or other organizational restructuring is likely and reasonably expected to be implemented as of the same date as the Effective Date;

(4)	Ichigo REIT has complied with the matters set out in Article 15, Paragraph 1, has obtained the agreement set out in Article 15, Paragraph 1, Item (ii) and the consent or other approvals set out in Article 15, Paragraph 1, Item (iii), and has taken the measures set out in Article 15, Paragraphs 3 and 4 by the day immediately preceding the Effective Date;

(5)	FCR has complied with the matters set out in Article 15, Paragraph 2, has obtained the agreement set out in Article 15, Paragraph 2, Item (ii) and the consent or other approvals set out in Article 15, Paragraph 2, Item (iii), and has taken the measures set out in Article 15, Paragraphs 3 and 4 by the day immediately preceding the Effective Date;

(6)	each of FCR and Ichigo REIT has reasonably confirmed that the procedures for filing of Form F-4 are not necessary for the Merger under the U.S. Securities Act;

(7)	FCR has reasonably concluded that the asset custody agreement and general administration agreements executed by Ichigo REIT with its asset custody company and The Sumitomo Trust and Banking Co., Ltd., respectively, in accordance with the provisions of Article 8, Paragraphs 6 and 7, and the agreements separately agreed to by FCR and Ichigo REIT pursuant to Article 8, Paragraph 6 are likely to be terminated;

(8)	FCR has reasonably concluded that the agreements with third parties executed by Ichigo REIT set out in Article 13, Paragraph 1 have been, or are likely to be, amended or terminated as reasonably considered necessary by FCR;

(9)	FCR has sent FC Holdings, L.L.C. a notice in writing to the effect that FCR and Fund Creation REIT Advisers Co., Ltd. terminate the Letter Agreement that FCR and Fund Creation REIT Advisers Co., Ltd. submitted to FC Holdings, L.L.C. as of August 14, 2009. In addition, Ichigo REIT has reasonably concluded that the agreements with third parties executed by FCR set out in Article 13, Paragraph 2 have been, or are likely to be, amended or terminated as reasonably considered necessary by Ichigo REIT;

(10)	FCR and Ichigo REIT have confirmed that no positive goodwill shall be recognized upon the Merger or that it is reasonably expected that no positive goodwill will be recognized upon the Merger (including agreement on the measures by which the positive goodwill is not recognized) and agree on the appropriate method of amortization of the negative goodwill by FCR after the Merger;

(11)	No petition for the commencement of bankruptcy procedures, civil rehabilitation procedures or any other similar legal insolvency procedures is made with respect to FCR or Ichigo REIT;

(12)	FCR and Ichigo REIT have not been subject to revocation of registration by supervisory agencies or other administrative disposition, court judgment or provisional disposition, etc. that materially impairs, or has a materially adverse effect on, the implementation of the Merger; and

(13)	FCR and Ichigo REIT have reasonably concluded that there is no material ground or event (including, but not limited to, changes which have a materially adverse effect on corporate value, financial condition, operating results, cash flow, business, assets, debt or revenue plan for the future of the other party) which interferes with or makes significantly difficult the completion of the Merger.

Article 17	Change of conditions of Merger and termination of this Agreement

1.	If during the period from the execution date of this Agreement to the Effective Date any of the following events has occurred and continues to exist, FCR may terminate this Agreement upon consultation with Ichigo REIT by giving written notice to Ichigo REIT:

(1)	if a petition for the commencement of bankruptcy procedures, civil rehabilitation procedures or any other similar legal insolvency procedures is made with respect to Ichigo REIT;

(2)	if there is a material breach by Ichigo REIT of any of its obligations under this Agreement, and the breach has not been cured after two weeks following the delivery of a written request for remedy of the breach;

(3)	if Ichigo REIT has been subject to revocation of registration by supervisory agencies or other administrative disposition that materially impairs, or has a materially adverse effect on, the implementation of the Merger;

(4)	if it is reasonably concluded that the implementation of the Merger has become impossible or extremely difficult due to the occurrence of a material change in the assets or the management condition of Ichigo REIT, such as a material defect found in the assets held by Ichigo REIT, or due to natural disaster, or for any other reasonable grounds whatsoever; or

(5)	if the Merger has not been implemented by April 30, 2012 due to a reason not attributable to FCR.

2.	If during the period from the execution date of this Agreement to the Effective Date any of the following events has occurred and continues to exist, Ichigo REIT may terminate this Agreement upon consultation with FCR by giving written notice to FCR:

(1)	if a petition for the commencement of bankruptcy procedures, civil rehabilitation procedures or any other similar legal insolvency procedures is made with respect to FCR;

(2)	if there is a material breach by FCR of any of its obligations under this Agreement, and the breach has not been cured after two weeks following the delivery of a written request for remedy of the breach;

(3)	if FCR has been subject to revocation of registration by supervisory agencies or other administrative disposition that materially impairs, or has a materially adverse effect on, the implementation of the Merger;

(4)	if it is reasonably concluded that the implementation of the Merger has become impossible or extremely difficult due to the occurrence of a material change in the assets or the management condition of FCR, such as a material defect found in the assets held by FCR, or due to natural disaster, or for any other reasonable grounds whatsoever; or

(5)	if the Merger has not been implemented by April 30, 2012 due to a reason not attributable to Ichigo REIT.

3.	The confidentiality obligations set out in Article 20 shall survive the termination of this Agreement for one year.

4.	The provisions in Article 19 through Article 28 shall survive the termination of this Agreement.

Article 18	Amendments to this Agreement

Notwithstanding the provisions of Article 16 and Article 17, if any of the events set out in Article 16 and Article 17 occurs or it becomes clear that such events might occur, FCR and Ichigo REIT may, in order to achieve the purpose of the Merger, change the conditions of the Merger or any other contents of this Agreement upon agreement through consultation in good faith.

Article 19	Compensation for damages

If FCR or Ichigo REIT breaches any of its obligations under this Agreement and as a result of such breach the other party incurs any damage, loss or expense (including a reasonable amount of attorneys’ fees; the same hereinafter), that other party may claim compensation for such damage, loss or expense to the extent of reasonable causation.

Article 20	Confidentiality

1.	In this Agreement, the “Confidential Information” means all information disclosed by FCR or Ichigo REIT or its advisor, asset management company or agent to the other party in relation to the Merger (not limited to information concerning FCR and Ichigo REIT, but including information concerning the asset management company of FCR and Ichigo REIT, and including all information that is in writing, oral, or in electromagnetic recording media), including the existence and content of this Agreement and the status of discussions, deliberations and negotiations with respect to the Merger. Provided, however, that any information that falls under any of the following items is not Confidential Information.

(1)	information that was already public knowledge at the time it was disclosed by the disclosing party;

(2)	information that was already in the possession of the receiving party at the time it was disclosed by the disclosing party (except for information that had already been disclosed by the disclosing party on another occasion and for which the receiving party bears a duty of confidentiality);

(3)	information that has been legally obtained by the receiving party from a third party without any duty of confidentiality ;

(4)	information that becomes public knowledge after being disclosed by the disclosing party due to reasons not attributable to the receiving party ; or

(5)	information that the receiving party can prove was independently developed by the receiving party without using disclosed Confidential Information.

2.	FCR and Ichigo REIT shall treat the Confidential Information as follows:

(1)	The receiving party shall use the Confidential Information only for the purpose of examination or implementation of the Merger, and shall not disclose or divulge the Confidential Information to any third party (including its unitholders) without prior written consent of the disclosing party; and

(2)	Notwithstanding the preceding item, the receiving party may disclose the Confidential Information in any of the following cases:

(i)	disclosure pursuant to laws or ordinances or legal procedures, guidance, or demands, etc. from judicial organs or administrative organs including supervisory authorities and any financial instruments exchange (including audits by accounting auditors and negotiation with any financial instruments exchange in relation to the Merger); and

(ii)	disclosure recognized by the receiving party to be necessary in relation to due diligence concerning the Merger, deliberations with respect to execution or performance of this Agreement, etc., to (a) directors and staff of the receiving party, (b) any financial institutions, etc., involved in loans or investment, and rating agencies, (c) insurance companies involved with insurance agreements, (d) experts involved with the Merger, such as certified public accountants, licensed tax accountants, attorneys, real estate appraisers and research firms, etc., (e) advisors involved with the Merger, and (f) the asset management company of FCR or Ichigo REIT, the asset custody company of FCR or Ichigo REIT, the general administrative agent or other administrative agents of FCR or Ichigo REIT, or shareholders of the asset management company of FCR or Ichigo REIT. In this case, the receiving party shall disclose the Confidential Information only to the extent necessary and shall impose a confidentiality obligation corresponding to the purpose of this Agreement on the relevant persons if these persons are not subject to a confidentiality obligation based on laws and ordinances, and shall be responsible to the disclosing party for any divulgence of the Confidential Information by the person to whom disclosure is made. In addition, FCR and the asset management company of the surviving corporation shall not, in any way, be prevented from using the Confidential Information of Ichigo REIT for the operation of the business of the surviving corporation after the Effective Date.

3.	The receiving party shall, upon a written request by the disclosing party, return to the disclosing party, dispose, delete, or otherwise make non-reusable, all Confidential Information preserved in writing or in electromagnetic form to the extent practically and reasonably possible. However, such Confidential Information may be retained if it is required by laws, ordinances or rules, if it is necessary in relation to litigation, etc., or if it is included in a document prepared for the internal use of the party and cannot be detached from the document.

Article 21	Announcements

In the event FCR or Ichigo REIT make a public announcement in relation to the Merger such as the execution of this Agreement, its contents, or otherwise, the party shall make such announcement only with the prior consent of the other party hereto as to the announcement’s content, timing, method, etc.

Article 22	Prevention of insider trading

FCR and Ichigo REIT shall, after the execution date of this Agreement, take measures reasonably necessary to prevent its directors or agents (the “Officers, Etc.”) who become aware of any of the matters set out in Article 1213, Paragraph 2, Item 1 or Article 1213, Paragraph 3 of the Securities Listing Regulations set by the Tokyo Stock Exchange, Inc. related to an investment corporation or asset management company (the “Important Matters”) and persons who are informed of such Important Matters by the Officers, Etc. (including the Officers, Etc. of such person, if such person is a juridical person), from selling or purchasing or otherwise transferring or receiving for consideration or conducting derivative trading of any investment units in FCR or Ichigo REIT prior to the publication of such Important Matters.

Article 23	Assignment of contractual status under this Agreement

Neither FCR nor Ichigo REIT may assign or otherwise dispose of its contractual status under this Agreement or any rights or obligations hereunder to, nor cause these to be succeeded to by a third party, without prior written consent from the other party hereto.

Article 24	Entire agreement

This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and prevails over any agreement or understanding, whether oral or written, regarding the subject matter hereof entered into prior to the execution of this Agreement between the parties, except as otherwise set out herein.

Article 25	Costs and expenses

FCR and Ichigo REIT shall respectively bear their own costs and expenses relating to the execution and performance of this Agreement unless otherwise expressly provided for herein.

Article 26	Governing law

This Agreement shall be governed by and construed in accordance with Japanese law.

Article 27	Jurisdiction

FCR and Ichigo REIT agree that the Tokyo District Court shall be the court of first instance having exclusive jurisdiction in any dispute related to this Agreement.

Article 28	Good faith consultation

Any necessary matters concerning the Merger other than those provided for in this Agreement shall be separately determined through mutual consultation by FCR and Ichigo REIT in accordance with the purpose of this Agreement.

(The remainder of this page has been intentionally left blank.)

This Agreement has been prepared in two originals, to which each of FCR and Ichigo REIT shall affix its name and seal and retain one original.

August 8, 2011

FCR	FC Residential Investment Corporation 6th Floor, Roppongi Hills Keyakizaka Terrace 6-15-1 Roppongi, Minato-ku, Tokyo Executive Director Yoshihiro Takatsuka

Ichigo REIT	Ichigo Real Estate Investment Corporation 1-1-1 Uchisaiwaicho, Chiyoda-ku, Tokyo Executive Director Seiichi Muramatsu

Articles of Incorporation of

Investment Corporation

FC Residential Investment Corporation

Articles of Incorporation of Investment Corporation

SECTION I. GENERAL PROVISIONS

Article 1	Corporate Name

The name of the investment corporation (the “Investment Corporation”) is FC Residential Toushi Houjin and is expressed as “FC Residential Investment Corporation” in English.

Article 2	Purpose

The purpose of the Investment Corporation is to manage the assets of the Investment Corporation by investing them mainly in specified assets (meaning assets provided for in Article 2, Paragraph 1 of the Investment Trusts and Investment Corporations Act (Act No.198 of 1951; as amended, the “Investment Trusts Act”; the same applies hereinafter) such as Real Estate, etc., in accordance with the Investment Trusts Act.

Article 3	Location of Head Office

The head office of the Investment Corporation is in Minato-ku, Tokyo.

Article 4	Method of Public Notice

The method of public notice of the Investment Corporation is to publish by electronic public notice. However, in the event that electronic public notices are not practicable for such reason as accident or other unavoidable event, public notices are to be published in the Nihon Keizai Shimbun.

SECTION II. UNITS

Article 5	Total Number of Units Authorized to be Issued

1	The total number of units authorized to be issued by the Investment Corporation is 2,000,000.

2	The proportion of the aggregate issue amount of the units offered in Japan shall exceed 50% of the total issue amount of the units issued by the Investment Corporation.

3	The Investment Corporation may offer persons to subscribe for the units issued by the Investment Corporation within the limit of the total number of the units authorized to be issued by the Investment Corporation with the approval of the Board of Directors. The amount payable per unit (meaning the amount to be paid per offered unit) upon the issuance of units offered (meaning units allocated to a person applying for subscription of units in response to the offering) shall be the amount determined by the Executive Director and approved by the Board of Directors as a fair amount in view of the substance of the assets held by the Investment Corporation (“Managed Assets”).

Article 6	Handling of Investment Units

Unless otherwise provided for in applicable laws, ordinances, or these Articles of Incorporation, procedures for the handling of investment units, such as registration or recording of unitholders in the Investment Corporation’s unitholders’ register, exercise of the rights of unitholders, and other procedures and applicable fees are subject to the decision of the Board of Directors.

Article 7	Minimum Net Asset Value

The minimum net asset value of the Investment Corporation is 50,000,000 yen.

Article 8	Redemption of Units upon Request of Unitholders

The Investment Corporation shall not redeem units upon request of unitholders.

SECTION III. GENERAL MEETING OF UNITHOLDERS

Article 9	Convocation

1	A general meeting of unitholders of the Investment Corporation shall be held once every two years in principle.

2	Unless otherwise provided for in applicable laws or ordinances, general meetings of unitholders shall be convened by the Executive Director if there is only one Executive Director, and by one of the Executive Directors in accordance with the sequence predetermined by the Board of Directors if there are two or more Executive Directors.

3	In order to convene the general meeting of unitholders, public notice concerning the date of the general meeting of unitholders must be issued at least two months before the date of such meeting, and notice must be dispatched to each unitholder in writing at least two weeks before the date of such meeting.

Article 10	Chairperson

The Executive Director shall preside over the general meeting of unitholders if there is only one Executive Director. One of the Executive Directors shall preside over the general meeting of unitholders in accordance with the sequence predetermined by the Board of Directors if there are two or more Executive Directors. If all of the positions of Executive Directors become vacant or all of the Executive Directors are unable to so act, one of the Supervisory Directors shall preside over the general meeting of unitholders in accordance with the sequence predetermined by the Board of Directors.

Article 11	Resolution

Unless otherwise provided for in applicable laws, ordinances, or these Articles of Incorporation, the resolutions of the general meeting of unitholders shall be adopted by a majority of the voting rights represented by the unitholders present at the meeting.

Article 12	Exercise of Voting Rights by Proxy

1	A unitholder may exercise voting rights by a proxy, who must be a unitholder of the Investment Corporation with voting rights.

2	In the case of the preceding Paragraph, the relevant unitholder or proxy shall, in advance of each general meeting of unitholders, submit to the Investment Corporation a document certifying the authority of the proxy, or provide to the Investment Corporation the information required to be stated in such a document by electronic method. Unitholders or proxies who intend to provide the Investment Corporation the information required to be stated in a document certifying the authority of the proxy by electronic method shall, in advance, indicate to the Investment Corporation the type and details of the electronic method that will be used and obtain the consent of the Investment Corporation in writing or by electronic method.

Article 13	Exercise of Voting Rights in Writing

1	Exercise of voting rights in writing shall be conducted by the unitholder filling in a document for the exercise of voting rights (the “Voting Form”) with the necessary matters and submitting the completed Voting Form to the Investment Corporation by the time provided for by laws and ordinances.

2	The number of voting rights exercised in writing shall be included in the number of voting rights of unitholders present.

Article 14	Exercise of Voting Rights by Electronic Methods

1	Exercise of voting rights by electronic methods shall be conducted by the unitholder providing the Investment Corporation by the electronic method with the information that is required to be stated in the Voting Form by the time provided for by law or ordinance, with the consent of the Investment Corporation, in accordance with the provisions of laws and ordinances.

2	The number of voting rights exercised by electronic methods under the preceding Paragraph shall be included in the number of voting rights of unitholders present.

Article 15	Deemed Approval

1	If a unitholder is not present at a general meeting of unitholders and does not exercise his or her voting rights, the unitholder will be deemed to have approved the proposals submitted to the general meeting of unitholders (excluding, if more than one proposal is submitted and the content of two or more proposals conflict with each other, all such conflicting proposals).

2	The number of voting rights represented by the unitholders who are deemed to have approved the proposals under the preceding Paragraph shall be included in the count of voting rights represented by the unitholders present.

Article 16	Record Date

1	If the general meeting of unitholders is held within three months from the End of Fiscal Period (defined in Article 36; hereinafter the same), the unitholders recorded in the final unitholders register as of that preceding End of Fiscal Period shall be the unitholders entitled to exercise their voting rights at the general meeting of unitholders convened by the Investment Corporation.

2	Notwithstanding the provisions of the preceding Paragraph, the Investment Corporation may, through resolution of the Board of Directors, and upon giving prior public notice in accordance with laws and ordinances, treat the unitholders or registered unit pledgees recorded in the most recent unitholders’ register as of a certain date as the unitholders or registered unit pledgees entitled to exercise their voting rights.

Article 17	Minutes of the General Meeting of Unitholders

A summary of the course of proceedings and the results of meetings of the General Meeting of Unitholders and other matters provided for by laws and ordinances are to be recorded in the minutes. The Investment Corporation shall keep the minutes at its head office for ten years.

SECTION IV. DIRECTORS AND THE BOARD OF DIRECTORS

Article 18	Number of Directors and Composition of the Board of Directors

The Investment Corporation shall have at least one Executive Director and at least two Supervisory Directors (provided that the number of Supervisory Directors shall be at least one more than that of the Executive Directors) and the Directors (meaning the Executive Directors and Supervisor Directors; hereinafter the same) shall compose the Board of Directors.

Article 19	Election and Term of Office of Directors

1	Directors shall be elected by a resolution of the general meeting of unitholders.

2	The term of office of Directors shall be two years from their election. However, the term of Directors elected to fill a vacancy or increase the number of Directors shall be the same as the remaining period of their predecessors or the Directors still in office.

Article 20	Remuneration Standards for Directors

The remuneration standards and the date of payment for the Directors are as follows:

(1)	The remuneration for each Executive Director shall be an amount that is no more than 800,000 yen per month, and the Investment Corporation shall pay a reasonable amount, determined by the Board of Directors in light of general consumer price trends or wage trends, for each month by the end of that month. If any Executive Director loses his or her position as an Executive Director before the expiration of his or her term of office due to merger or other reorganization and does not take up an equivalent position upon such reorganization, the Investment Corporation shall pay such an Executive Director an amount equivalent to two years’ compensation, less the amount that was actually paid by the Investment Corporation to the Executive Director until losing his or her position as an Executive Director, as a retirement benefit. However, this shall not apply if the Executive Director was dismissed pursuant to laws and ordinances due to inability to perform his or her duties.

(2)	The remuneration for each Supervisory Director shall be an amount that is no more than 500,000 yen per month, and the Investment Corporation shall pay a reasonable amount, determined by the Board of Directors in light of the general consumer price trends or wage trends, for each month by the end of that month. If any Supervisory Director loses his or her position as an Supervisory Director before the expiration of his or her term of office due to merger or other reorganization and does not take up an equivalent position upon such reorganization, the Investment Corporation shall pay such a Supervisory Director an amount equivalent to two years’ compensation, less the amount that was actually paid by the Investment Corporation to the Supervisory Director until losing his or her position as a Supervisory Director, as a retirement benefit. However, this shall not apply if the Supervisory Director was dismissed pursuant to laws and ordinances due to inability to perform his or her duties.

Article 21	Directors’ Exemption from Liability for Damages

The Investment Corporation may, to the extent provided for by laws and ordinances, exempt a Director from liability for damages under Paragraph 1 of Article 115-6 of the Investment Trusts Act by resolution of the Board of Directors if the Director was acting in good faith without gross negligence in performing his or her duties and if it is considered especially necessary to do so in light of the facts that caused the liability, the performance of duties by the Director, and other circumstances.

Article 22	Convocation and Chairperson of the Board of Directors

1	Unless otherwise provided for under laws or ordinances, the Executive Director shall convene and preside over the meetings of the Board of Directors if there is only one Executive Director, and if there are two or more Executive Directors, one Executive Director in accordance with the sequence predetermined by the Board of Directors shall convene and preside over the meetings of the Board of Directors.

2	A notice of convocation of a meeting of the Board of Directors must be dispatched to all Directors no later than three days before the date of the meeting of the Board of Directors. However, the convocation period may be shortened or convocation procedures may be omitted with the consent of all Directors.

Article 23	Resolution by the Board of Directors

Unless otherwise provided for in applicable laws, ordinances, or these Articles of Incorporation, the resolutions of the meetings of the Board of Directors shall be adopted by a majority of the voting rights of the members present at the meeting, which must be attended by a majority of those members entitled to vote on the resolution.

Article 24	Minutes of the Board of Directors

A summary of the course of proceedings and the results of meetings of the Board of Directors and other matters provided for by laws and ordinances are to be recorded in the minutes, and Directors that attend the meeting shall affix their signatures, their names and seals, or their electronic signatures. The Investment Corporation shall keep the minutes at its head office for ten years.

Article 25	Regulations of the Board of Directors

Unless otherwise provided by laws, ordinances, or these Articles of Incorporation, the matters relating to the Board of Directors shall be subject to the Regulations of the Board of Directors established by the Board of Directors.

SECTION V. EXTERNAL AUDITOR

Article 26	Appointment of External Auditor

The external auditor shall be appointed by a unitholder resolution at a general meeting of unitholders.

Article 27	Term Office of External Auditor

1	The term of office of the external auditor shall expire at the closing of the first general meeting of unitholders held after the first End of Fiscal Period after one year has passed since assumption of office.

2	Unless otherwise resolved at the general meeting of unitholders provided for in the preceding Paragraph, the external auditor shall be deemed to be reelected by that general meeting of unitholders.

Article 28	Payment Standards for Remuneration for External Auditor

The remuneration of the external auditor for each End of Fiscal Period shall not be more than 15,000,000 yen, and the amount determined by the Board of Directors shall be paid within three months after such End of Fiscal Period.

SECTION VI. INVESTABLE ASSETS AND ASSET MANAGEMENT POLICIES

Article 29	Basic Policy of Asset Management

The Investment Corporation shall manage its assets in a way that aims to secure stable income over the medium- to long-term, by investing primarily in specified assets such as Real Estate, etc.

Article 30	Investment Policy

1	The Investment Corporation shall mainly invest in Real Estate used as residential facilities or hotel accommodation located primarily in central Tokyo, but also in the greater Tokyo metropolitan area and ordinance-designated cities.

2	In selecting each investment, the Investment Corporation shall comprehensively consider (i) “macro factors” such as general economic conditions, financial conditions, consumer trends, and market conditions of real estate, (ii) “geographical factors” such as potential, stability, etc. regarding a site location’s surrounding environment and city planning status and (iii) “individual factors” such as results of detailed property inspections etc. (including economic inspections, physical inspections, and legal inspections).

3	The Investment Corporation shall conduct its asset management so as to keep the ratio of the total amount of specified real estate (meaning real estate, leasehold rights in real estate or surface rights, or beneficial interests in trust the principal of which is real estate, leasehold rights in land, or surface rights) to the total amount of specified assets held by the Investment Corporation at 75% or more.

4	The Investment Corporation shall keep the ratio of Real Estate (meaning real estate, leasehold rights in real estate, surface rights and easements, other real estate assets, and beneficial rights in trust the principal of which is these real estate assets, as defined in Article 37, Paragraph 3, Items 2(i), 2(ii) and 2(v) of the Accounting Rules for Investment Corporations (Cabinet Office Ordinance No. 47 of 2006, as amended) to the total amount of assets held by the Investment Corporation, at 70% or more.

5	The Investment Corporation may reinvest the money obtained in relation to asset management (including but not limited to: sales proceeds of assets under management; dividends, redemption proceeds, interest, etc., on securities; interest and default charges on monetary claims; distributions on interests in silent partnerships; income from the leasing of real estate; and other income).

Article 31	Types, Purpose, and Scope of Assets to be Managed

1	The Investment Corporation shall mainly invest in Real Estate and Real-Estate-Backed Securities (the “Real Estate Related Assets”).

2	Real Estate in the preceding Paragraph means the following assets:

(1)	real estate;

(2)	leasehold rights in real estate;

(3)	surface rights;

(4)	beneficial interests of trusts the sole principal of which is real estate, leasehold rights in land, or surface rights (including comprehensive trusts the principal of which is real estate and cash incidental to the real estate);

(5)	beneficial interests in monetary trusts of which the purpose is to manage the trust assets through investing in assets provided for in Items (1) through (3) above;

(6)	interests in investments under an agreement where one party contributes funds to be managed by another party primarily through investment in the assets set out in the preceding Items, and that other party distributes the profits from its management of those assets (the “Silent Partnership Interests Concerning Real Estate”); and

(7)	beneficial interests in monetary trusts of which the purpose is to manage the trust assets through investment primarily in Silent Partnership Interests Concerning Real Estate.

3	Real-Estate-Backed Securities under Paragraph 1 means the following assets whose purpose is to invest more than 50% of assets in Real Estate:

(1)	preferred equity securities, as defined in Article 2, Paragraph 9 of the Act on Securitization of Assets (Act No. 105 of 1998, as amended; the “Asset Securitization Act”);

(2)	beneficiary certificates of investment trusts (beneficiary certificates, as defined in Article 2, Paragraph 7 of the Investment Trusts Act);

(3)	investment securities( as defined in Article 2, Paragraph 15 of the Investment Trusts Act); and

(4)	beneficiary certificates of specified purpose trusts( as defined in Article 2, Paragraph 15 of the Asset Securitization Act).

4	The Investment Corporation may invest in the following assets in addition to the Real Estate Related Assets:

(1)	deposits;

(2)	call loans;

(3)	negotiable certificates of deposit;

(4)	securities (except for those falling under Items (4) through (7) of Paragraph 2, the preceding Items, Item (5) and Item (8) of this Paragraph, and Items (1), (7) and (8) of Paragraph 5);

(5)	shares of real estate management companies, etc. (only for the purpose of substantially investing in the Real Estate Related Assets, or incidental to or in relation to investments in the Real Estate Related Assets);

(6)	monetary claims (as defined in Article 3, Item (7) of the Enforcement Order of the Act on Investment Trusts and Investment Corporations (Cabinet Order No. 480 of 2000, as amended; the “Enforcement Order of the Investment Trust Act”), but excluding those assets in the preceding Items);

(7)	rights associated with derivatives transactions (as defined in Article 3, Item 2 of the Enforcement Order of the Investment Trusts Act); and

(8)	beneficial interests in monetary trusts the purpose of which is to manage the trust assets through investment primarily in the assets in the preceding Items.

5	The Investment Corporation may invest in the following assets in addition to Real Estate Related Assets and specified assets in the preceding Paragraph if necessary for its investment in Real Estate Related Assets:

(1)	interests in a membership company as defined in the Companies Act (Act No. 86 of 2005, as amended) (only for the purpose of substantially investing in Real Estate Related Assets, or incidental to or in relation to investing in Real Estate Related Assets)

(2)	specific contributions, as defined in the Asset Securitization Act (only for the purpose of substantially investing in Real Estate Related Assets, or incidental to or in relation to investing in Real Estate Related Assets);

(3)	trademark rights under the Trademark Act (Act No. 127 of 1959, as amended) (the “Trademark Act”), and exclusive rights to use trademarks (as provided for in Article 30 of the Trademark Act) and non-exclusive rights to use trademarks (as provided for in Article 31 of the Trademark Act);

(4)	copyrights under the Copyright Act (Act. No. 48 of 1970, as amended) (the “Copyright Act”) and moral rights of author (as defined in Article 17, Paragraph 1 of the Copyright Act) and neighboring rights (as provided for in Article 89 of the Copyright Act);

(5)	rights to use the wellsprings of hot springs, as provided for in the Hot Spring Act (Act No. 125 of 1948, as amended), and facilities related to such hot springs;

(6)	of the movable property provided for in the Civil Code (Act No. 89 of 1896, as amended; the “Civil Code”), facilities, equipment, and other things attached to the real estate for structural reasons or for use;

(7)	beneficial interests in monetary trusts of which the purpose is to manage the trust assets through investment in the assets in the preceding Items;

(8)	interests in partnerships as provided for in Article 667 of the Civil Code (only for those partnerships incorporated by contributing real estate, leasehold rights in real estate, or surface rights, and the purposes of which are to lease, administer or manage that real estate, leasehold rights in real estate, or surface rights); and

(9)	rights relating to various insurance contracts (only for the purpose of decreasing the risk of investments in Real Estate Related Assets); and

(10)	other rights that are acquired by the Investment Corporation in conjunction with its investments in the Real Estate Related Assets (including but not limited to rights to use workout gyms which the tenant of the Managed Assets uses or other rights).

Article 32	Investment Restrictions

1	The Investment Corporation will invest in the securities and monetary claims in Paragraph 4, Items (4) and (6) of the preceding Article by taking safety and liquidity factors into consideration and will not conduct such investment only for obtaining active investment return.

2	The Investment Corporation will invest in rights associated with derivatives transactions in Paragraph 4, Item (7) of the preceding Article only for the purpose of hedging foreign exchange risk, interest rate risk and other risks arising from liabilities of the Investment Corporation.

3	The Investment Corporation shall not invest in Real Estate located outside Japan.

4	The Investment Corporation shall not invest in assets denominated in foreign currencies or securities mainly traded on foreign securities markets.

Article 33	Purpose and Scope of Leasing of Underlying Assets

1	The Investment Corporation shall, in principle, lease Real Estate, etc. forming part of assets under management for the purpose of securing stable income over the medium to long term. For any real estate that is an asset of a trust in which the beneficial interest held is a specified asset, the Investment Corporation shall cause a trustee of the trust to enter into a lease agreement with a third party and to lease such real estate to that third party.

2	In leasing real estate, the Investment Corporation may receive money such as security deposits and guarantee deposits, which it shall manage in accordance with Articles 29 and 30.

3	Of its assets, the Investment Corporation may lease those assets under its management that are not Real Estate, etc..

SECTION VII. ASSET VALUATION

Article 34	Methods, Criteria, and Reference Dates for Valuing Assets

1	The Investment Corporation shall use the following methods and criteria for valuing assets, depending on the type of investment assets:

(1)	Real estate, leasehold rights in real estate, and surface rights as provided for in Article 31, Paragraph 2, Items (1) through (3)

The Investment Corporation will value these assets based on the acquisition price, less accumulated deprecation. The amount of depreciation for buildings and equipment shall be calculated using the straight line method. However, if the calculation using the straight line method is unsuitable for a legitimate reason and it can be concluded that there are no issues in terms of investor protection, the Investment Corporation may change the calculation method to another method.

(2)	Beneficial interests of trust the sole principal of which is real estate, leasehold rights in land, or surface rights as provided for in Article 31, Paragraph 2, Item (4)

The Investment Corporation will value these assets, if the assets are assets stated in Item (1) of this Article 34, in accordance with Item (1) of this Article 34, or if they are financial assets or liabilities, in accordance with generally accepted accounting standards, and then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of beneficial interest in the trust.

(3)	Beneficial interests in monetary trusts whose purpose is to manage as investments the assets, real estate, leasehold rights in real estate, and surface rights as provided for in Article 31, Paragraph 2, Item (5)

The Investment Corporation will value these assets, if the assets constituting the trust assets are assets provided for Item (1) of this Article 34, in accordance with Item (1) of this Article 34, or if they are financial assets or liabilities, in accordance with generally accepted accounting standards, and then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of beneficial interest in the trust.

(4)	Silent Partnership Interests Concerning Real Estate as provided for in Article 31, Paragraph 2, Item (6)

The Investment Corporation will value these assets, if the assets constituting the silent partnership interest are assets provided for Items (1) through (3) of this Article 34, in accordance with the methods provided for in each Item, or if they are financial assets or liabilities, in accordance with generally accepted accounting standards, then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of silent partnership interest.

(5)	Beneficial interests in monetary trusts whose purpose is to manage the trust assets through investment primarily in Silent Partnership Interests Concerning Real Estate as provided for in Article 31, Paragraph 2, Item (7)

The Investment Corporation will value these assets as follows: for a silent partnership interest that is a trust asset, in accordance with Item (4) of this Article 34; and for financial assets or liabilities, in accordance with generally accepted accounting standards, then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of beneficial interest in the trust.

(6)	Securities as provided for in Article 31, Paragraph 4, Item (4)

If the securities have a market price, the Investment Corporation will value them based on their market price. If they do not have a market price, the Investment Corporation will value them based on a reasonably calculated value.

(7)	Monetary claims as provided for in Article 31, Paragraph 4, Item (6)

The Investment Corporation will value these assets based on the acquisition price, less an allowance for doubtful accounts. However, if the monetary claims were acquired at a value lower or higher than the face amount, and the nature of the difference between the acquisition price and the face amount is regarded as adjustment for interest, the Investment Corporation will value these assets by the amortized cost method, less an allowance for doubtful accounts.

(8)	Rights associated with derivatives transactions as provided for in Article 31, Paragraph 4, Item (7)

(i)	Receivables and debts arising from derivative transactions listed on an exchange

The Investment Corporation will value receivables and debts calculated based on the final price (the closing price; if there is no closing price, then the final quotation (either a minimum sell quotation or a maximum buy quotation, and if both have been announced, then the middle price between those quotations)) on the exchange. If there is no such final price for that date, the Investment Corporation will value them based on the immediately preceding final price.

(ii)	Receivables and debts arising from derivative transactions that are not quoted on an exchange

The Investment Corporation will value receivables and debts calculated based on the value reasonably calculated as comparable to the market price. If calculating a fair value of the transactions is found to be extremely difficult, then the Investment Corporation will value such derivatives by their acquisition price.

(9)	Beneficial interests in monetary trusts as provided for in Article 31, Paragraph 4, Item (8)

The Investment Corporation will value these assets based on the valuation methods provided for Items (1) through (8) and Item (10) applicable to the investment assets in question, or if they are financial assets or liabilities, in accordance with generally accepted accounting standards, and then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of beneficial interest in the trust.

(10)	Others

Assets not provided for in any of the preceding Items will be valued as appropriate under the Investment Trust Law, Valuation Rules of the Investment Trusts Association, Japan, (“Investment Trusts Association”) or generally accepted accounting standards.

2	If the Investment Corporation makes a valuation by a method different from any method provided for in Paragraph 1 above for the purpose of indicating a value in an asset management report or the like, the Investment Corporation shall make the valuation as follows:

(1)	Real estate, leasehold rights in real estate, and surface rights

In principle, the value based on a real estate appraisal made by a real estate appraiser.

(2)	Beneficial interests of trust the principal of which is real estate, leasehold rights in land, or surface rights, and Silent Partnership Interests Concerning Real Estate

The Investment Corporation will value these assets, if the assets constituting the trust assets or the silent partnership interests are assets provided for Item (1) of this Article 34, in accordance with Item (1), or if they are financial assets or liabilities, in accordance with generally accepted accounting standards, and then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of Silent Partnership Interests or beneficial interests in the trust.

3	The reference date for valuation of assets of the Investment Corporation shall be each End of Fiscal Period. However, the reference date for valuation of the assets as provided for in Article 31, Paragraph 3 through 5 that may be valued based on the market price shall be the end of each month.

SECTION VIII BORROWING AND ISSUANCE OF INVESTMENT CORPORATION BONDS

Article 35	Limits on Borrowing and Issuance of Investment Corporation Bonds, etc.

1	The Investment Corporation may borrow funds or issue investment corporation bonds (including short-term investment corporation bonds; the same applies in this Article) for the purpose of securing stable income. The Investment Corporation may borrow funds only from institutional investors (defined in Article 67-15 of the Act on Special Measures Concerning Taxation (Act No. 26 of 1957; as amended, the “Special Taxation Measures Act”)).

2	Funds received through the borrowing and issuance of investment corporation bonds provided for in the preceding Paragraph will be used for asset acquisition, repair of assets, payment of distribution, financing of operation of the Investment Corporation, or repayment of debts (including repayment of security deposits and guarantee deposits, and debts incurred from the borrowings and issuance of investment corporation bonds), etc.

3	If the Investment Corporation borrows funds or issues investment corporation bonds in accordance with Paragraph 1, it may grant security interests over the Managed Assets.

4	The limit on borrowings and the issuance of investment corporation bonds shall be 1,000,000,000,000 yen each, and the total of both amounts must not exceed 1,000,000,000,000 yen.

SECTION IX. ACCOUNTING

Article 36	Fiscal Period and End of Fiscal Period

The fiscal periods of the Investment Corporation are from May 1 to October 31 of each year and from November 1 of each year to April 30 of the following year (the last day of each fiscal period, the “End of Fiscal Period”).

Article 37	Policy on Cash Distribution (Dividends)

In principle, the Investment Corporation shall make distributions in accordance with the following policy.

(1)	Distribution of Profit

(i)	The amount of profit of the Investment Corporation (the “Distributable Amount”) shall be the amount of profits calculated in accordance with generally accepted accounting standards.

(ii)	The amount of distribution shall be, in principle, an amount that exceeds 90% of the amount of profit of the Investment Corporation available for dividend (the “Amount of Profit Available for Dividend”) provided for in Article 67-15, Paragraph 1 of the Act on Special Measures Concerning Taxation (or if the method for calculating that amount changes due to revision or modification of applicable laws or ordinances, the amount calculated by the method after the revision).

The Investment Corporation may use the Distributable Amount to accumulate a long-term repair reserve, payment reserve, dividend reserve, and any other similar reserve and allowance considered necessary for the maintenance or improvement of the Managed Assets.

(2)	Distribution of cash exceeding profit

If the Distributable Amount is no more than 90% of the Amount of Profit Available for Dividend or if it is otherwise considered appropriate by the Investment Corporation, the Investment Corporation may distribute the amount determined by the Investment Corporation not exceeding the amount provided for in the Regulations of the Investment Trusts Association, as cash exceeding profit. Provided, in this case, if the amount of cash to be distributed is still no more than 90% of the amount available for dividends provided for in the Order for Enforcement of the Act on Special Measures Concerning Taxation (Cabinet Order No. 43 of 1957; as amended), the amount of cash determined by the Investment Corporation may be distributed.

(3)	Method of payment of dividends

Distributions made under this Article must be in cash and the Investment Corporation shall pay the dividends to the unitholders or registered investment unit pledgees entered or recorded in the final unitholders register as of the End of Fiscal Period, in principle within three months from the End of Fiscal Period, in proportion to the number of investment units held by the unitholders or the number of investment units subject to the pledges that are held by the registered investment unit pledgees.

(4)	Limitation period for right to claim dividends

If the dividends to be paid to a unitholder under this Article remain unreceived after the lapse of three full years after the date on which they became due, the Investment Corporation will be released from its obligation to pay those dividends. Interest shall not accrue on unpaid dividends.

(5)	Regulations of the Investment Trusts Association

The Investment Corporation shall comply with the regulations, etc. provided for by the Investment Trusts Association in addition to the above Items when the Investment Corporation distributes any cash.

SECTION X. DELEGATION OF BUSINESS AND SERVICES

Article 38	Asset Management Fee for Asset Management Company

The amount and payment standard for the asset management fees to be paid for the financial instruments business operator to which the Investment Corporation delegates management of assets (the “Asset Management Company”) shall be as set out in the Attachment which constitutes a part of these Articles of Incorporation.

Article 39	Delegation of Business and Services

1	The Investment Corporation shall delegate business pertaining to the management of assets to the Asset Management Company and business pertaining to the custody of assets to the custodian, in accordance with Articles 198 and 208, respectively, of the Investment Trusts Act.

2	The Investment Corporation shall delegate services pertaining to the business other than the management and custody of assets and that are set out in Article 117 of the Investment Trusts Act (the “General Administrative Services”) to third parties (“General Administrative Service Providers”).

3	The Investment Corporation may, as appropriate, delegate to the General Administrative Service Providers elected by the Board of Directors the services that relate to: (a) the offering of units and investment corporation bonds to be issued by the Investment Corporation; (b) the preparation and maintenance of and other services relating to the register of investment corporation bonds; (c) the issuance of investment corporation bonds; and (d) bondholders of the investment corporation bonds (which are the administration services as defined in Article 169, Paragraph 2, Items (4) and (5) of the Enforcement Regulations of the Investment Trusts and Investment Corporations Act (Ordinance of the Prime Minister’s Office No. 129 of 2000; as amended)).

Enacted:      June 17, 2005

Amended:   June 23, 2005

Amended:   August 24, 2005

Amended:   June 20, 2007

Amended:   June 22, 2009

Amended:   September 16, 2010

Attachment

Asset Management Fees for Asset Management Company

The amount, calculation method, timing of payment, and payment method of the fees to be paid for the financial instruments business operator to which the Investment Corporation delegates management of its assets (the “Asset Management Company”) are set out below.

The Investment Corporation shall pay to the Asset Management Company the asset management fee plus and any consumption tax and local consumption tax imposed on the above.

(1)	Asset management fee 1

The amount calculated by multiplying (a) the total asset value provided for in the balance sheet (limited to the balance sheets approved under Article 131, Paragraph 2 of the Investment Trust Act) on the last day of the immediately preceding Fiscal Period of the Investment Corporation by (b) a maximum of 0.4% per annum (calculated on a daily basis in accordance with the number of days of the immediately preceding Fiscal Period, assuming that there are 365 days per year) (any amount less than one yen rounded down) shall be paid to the bank account designated by the Asset Management Company via bank transfer or direct debit (the Investment Corporation will be liable for fees paid for the bank transfer or direct debit) within two months from the day on which such balance sheet is approved (the “Date of Approval for Closing” in this Attachment).

(2)	Asset management fee 2

The amount calculated by multiplying (a) the Distributable Amount before deduction of this Asset Management Fee 2 for each Fiscal Period of the Investment Corporation by (b) 3.0% (any amount less than one yen rounded down) shall be paid to the bank account designated by the Asset Management Company via bank transfer or direct debit (the Investment Corporation will be liable for fees paid for the bank transfer or direct debit) within one month from the Date of Approval for Closing.

(3)	Acquisition fee

If the Investment Corporation acquires any of the specified assets, such as Real Estate, that are provided for in “Investable Assets and Asset Management Policies,” Section 6 of the Articles of Incorporation of the Investment Corporation, the amount calculated by multiplying (a) the acquisition price of the assets by (b) a maximum of 1.0% shall be paid to the bank account designated by the Asset Management Company via bank transfer or direct debit (the Investment Corporation will be liable for fees paid for the bank transfer or direct debit) within one month from the day on which the transfer of rights to the specified assets becomes effective.

(4)	Disposition Fee

If the Investment Corporation disposes to a third party any assets, such as Real Estate, the amount calculated by multiplying (a) the disposition price of the specified assets by (b) a maximum of 1.0% shall be paid to the bank account designated by the Asset Management Company via bank transfer or direct debit (the Investment Corporation will be liable for fees paid for the bank transfer or direct debit) within one month from the day on which the transfer of rights to the specified assets becomes effective.

FC Residential Investment Corporation: Comparison of Current Articles and Proposed Amendments

Current	New
Section I. General Provisions	Section I. General Provisions
Article 1 Corporate Name	Article 1 Corporate Name
The name of the investment corporation (the “Investment Corporation”) is FC Residential Toushi Houjin, and is expressed as “FC Residential Investment Corporation” in English.	The name of the investment corporation (the “Investment Corporation”) is Ichigo Fudousan Toushi Houjin, and is expressed as “Ichigo Real Estate Investment Corporation” in English.
(description omitted)	(as present)
Article 3 Location of Head Office	Article 3 Location of Head Office
The head office of the Investment Corporation is in Minato-ku, Tokyo.	The head office of the Investment Corporation is in Chiyoda-ku, Tokyo.
(description omitted)	(as present)
Section II. Units	Section II. Units
Article 5 Total Number of Units Authorized to be Issued	Article 5 Total Number of Units Authorized to be Issued
1. The total number of units authorized to be issued by the Investment Corporation is 2,000,000.	1. The total number of units authorized to be issued by the Investment Corporation is 14,000,000.
2. The proportion of the aggregate issue amount of the units offered in Japan shall exceed 50% of the total issue amount of the units issued by the Investment Corporation.	2. The proportion of the aggregate issue amount representing the units offered in Japan shall exceed 50% of the total issue amount representing the units of the Investment Corporation.
3. (description omitted)	3. (as present)

Current	New
Article 6 Handling of Investment Units	Article 6 Handling of Investment Units

Unless otherwise provided for in applicable laws, ordinances, or these Articles of Incorporation, procedures for the handling of investment units, such as registration or recording of unitholders in the Investment Corporation’s unitholders’ register, exercise of the rights of unitholders, and other procedures and applicable fees are subject to the decision of the Board of Directors. [Note: Changes of technical nature in the Japanese language]

Unless otherwise provided for in applicable laws, ordinances, or these Articles of Incorporation, procedures for the handling of investment units, such as registration or recording of unitholders in the Investment Corporation’s unitholders’ register, exercise of the rights of unitholders, and other procedures and applicable fees are subject to the decision of the Board of Directors. [Note: Changes of technical nature in the Japanese language]

Article 7 Minimum Net Asset Value	Article 7 Minimum Net Asset Value

The minimum net asset value of the Investment Corporation is 50,000,000 yen.	The minimum net asset value to be maintained by the Investment Corporation is 50,000,000 yen.

(description omitted)	(as present)

Section III. General Meeting of Unitholders	Section III. General Meeting of Unitholders

Article 9 Convocation	Article 9 Convocation

1. A general meeting of unitholders of the Investment Corporation shall be held once every two years in principle.	1. A general meeting of unitholders of the Investment Corporation shall be held once every two or more years in principle.

2.      Unless otherwise provided for in applicable laws or ordinances, general meetings of unitholders shall be convened by the Executive Director if there is only one Executive Director, and by one of the Executive Directors in accordance with the sequence predetermined by the Board of Directors if there are two or more Executive Directors. [Note: Changes of technical nature in the Japanese language]

2.      Unless otherwise provided for in applicable laws or ordinances, general meetings of unitholders shall be convened by the Executive Director if there is only one Executive Director, and by one of the Executive Directors in accordance with the sequence predetermined by the Board of Directors if there are two or more Executive Directors. [Note: Changes of technical nature in the Japanese language]

3. (description omitted)	3. (as present)

Current	New
Article 10 Chairperson	Article 10 Chairperson

The Executive Director shall preside over the general meeting of unitholders if there is only one Executive Director. One of the Executive Directors shall preside over the general meeting of unitholders in accordance with the sequence predetermined by the Board of Directors if there are two or more Executive Directors. If all of the positions of Executive Directors become vacant or all of the Executive Directors are unable to so act, one of the Supervisory Directors shall preside over the general meeting of unitholders in accordance with the sequence predetermined by the Board of Directors. [Note: Changes of technical nature in the Japanese language]

The Executive Director shall preside over the general meeting of unitholders if there is only one Executive Director. One of the Executive Directors shall preside over the general meeting of unitholders in accordance with the sequence predetermined by the Board of Directors if there are two or more Executive Directors. If all of the positions of Executive Directors become vacant or all of the Executive Directors are unable to so act, one of the Supervisory Directors shall preside over the general meeting of unitholders in accordance with the sequence predetermined by the Board of Directors. [Note: Changes of technical nature in the Japanese language]

(description omitted)	(as present)

Article 13 Exercise of Voting Rights in Writing	Article 13 Exercise of Voting Rights in Writing

1.      Exercise of voting rights in writing shall be conducted by the unitholder filling in a document for the exercise of voting rights (the “Voting Form”) with the necessary matters and submitting the completed Voting Form to the Investment Corporation by the time provided for by laws and ordinances. [Note: Changes of technical nature in the Japanese language]

1.      Exercise of voting rights in writing shall be conducted by the unitholder filling in a document for the exercise of voting rights (the “Voting Form”) with the necessary matters and submitting the completed Voting Form to the Investment Corporation by the time provided for by laws and ordinances. [Note: Changes of technical nature in the Japanese language]

2. (description omitted)	2. (as present)

Article 14 Exercise of Voting Rights by Electronic Methods	Article 14 Exercise of Voting Rights by Electronic Methods

1.      Exercise of voting rights by electronic methods shall be conducted by the unitholder providing the Investment Corporation by the electronic method with the information that is required to be stated in the Voting Form by the time provided for by law or ordinance, with the consent of the Investment Corporation, in accordance with the provisions of laws and ordinances.

1.      Exercise of voting rights by electronic methods shall be conducted by the unitholder providing the Investment Corporation by the electronic method with the information that is required to be stated in the Voting Form by the time provided for by law or ordinance, with the consent of the Investment Corporation, in accordance with the provisions of laws and ordinances.

Current	New

2.      The number of voting rights exercised by electronic methods under the preceding Paragraph shall be included in the number of voting rights of unitholders present. [Note: Changes of technical nature in the Japanese language]

2.      The number of voting rights exercised by electronic methods under the preceding Paragraph shall be included in the number of voting rights of unitholders present. [Note: Changes of technical nature in the Japanese language]

(description omitted)	(as present)

Article 16 Record Date	Article 16 Record Date

1. (description omitted)	1. (as present)

2.      Notwithstanding the provisions of the preceding Paragraph, the Investment Corporation may, through resolution of the Board of Directors, and upon giving prior public notice in accordance with laws and ordinances, treat the unitholders or registered unit pledgees recorded in the most recent unitholders’ register as of a certain date as the unitholders or registered unit pledgees entitled to exercise their voting rights. [Note: Changes of technical nature in the Japanese language]

2.      Notwithstanding the provisions of the preceding Paragraph, the Investment Corporation may, through resolution of the Board of Directors, and upon giving prior public notice in accordance with laws and ordinances, treat the unitholders or registered unit pledgees recorded in the most recent unitholders’ register as of a certain date as the unitholders or registered unit pledgees entitled to exercise their voting rights. [Note: Changes of technical nature in the Japanese language]

Article 17 Minutes of the General Meeting of Unitholders	Article 17 Minutes of the General Meeting of Unitholders

A summary of the course of proceedings and the results of meetings of the General Meeting of Unitholders and other matters provided for by laws and ordinances are to be recorded in the minutes. The Investment Corporation shall keep the minutes at its head office for ten years. [Note: Changes of technical nature in the Japanese language]	A summary of the course of proceedings and the results of meetings of the General Meeting of Unitholders and other matters provided for by laws and ordinances are to be recorded in the minutes. The Investment Corporation shall keep the minutes at its head office for ten years. [Note: Changes of technical nature in the Japanese language]

Current	New
Section IV. Directors and the Board of Directors	Section IV. Directors and the Board of Directors
Article 18 Number of Directors and Composition of the Board of Directors	Article 18 Number of Directors and Composition of the Board of Directors

The Investment Corporation shall have at least one Executive Director and at least two Supervisory Directors (provided that the number of Supervisory Directors shall be at least one more than that of the Executive Directors) and the Directors (meaning the Executive Directors and Supervisor Directors; hereinafter the same) shall compose the Board of Directors.

The Investment Corporation shall have at least one Executive Director and at least two Supervisory Directors (provided that the number of Supervisory Directors shall be at least one more than that of the Executive Directors) and all of the Directors (meaning the Executive Directors and Supervisor Directors; hereinafter the same) shall compose the Board of Directors.

Article 19 Election and Term of Office of Directors	Article 19 Election and Term of Office of Directors
1. (description omitted)	1. (as present)
(newly added)

2. In case of the resolution under the preceding paragraph, alternate directors may be elected as prescribed by the applicable laws and regulations to prepare for cases in which there are no directors or there is a vacancy which results in a shortfall in the number of directors prescribed in the Investment Trusts Act or the preceding article.

2. (description omitted)	3. (as present)
(newly added)

4. The term for which the resolution relating to the election of an alternate director remains in force shall be up to the time when the term of office of Directors elected by a resolution of the general meeting of unitholders where the alternate director is elected (in case no Director is elected at the meeting, the most recent general meeting of unitholders in which any Director is elected) shall end.

(description omitted)	(as present)

Current	New
Article 21 Directors’ Exemption from Liability for Damages [Note: Changes of technical nature in the Japanese language]	Article 21 Directors’ Exemption from Liability for Damages [Note: Changes of technical nature in the Japanese language]
(description omitted)	(as present)
Article 22 Convocation and Chairperson of the Board of Directors	Article 22 Convocation and Chairperson of the Board of Directors

1.       Unless otherwise provided for under laws or ordinances, the Executive Director shall convene and preside over the meetings of the Board of Directors if there is only one Executive Director, and if there are two or more Executive Directors, one Executive Director in accordance with the sequence predetermined by the Board of Directors shall convene and preside over the meetings of the Board of Directors. [Note: Changes of technical nature in the Japanese language]

1.       Unless otherwise provided for under laws or ordinances, the Executive Director shall convene and preside over the meetings of the Board of Directors if there is only one Executive Director, and if there are two or more Executive Directors, one Executive Director in accordance with the sequence predetermined by the Board of Directors shall convene and preside over the meetings of the Board of Directors. [Note: Changes of technical nature in the Japanese language]

2. (description omitted)	2. (as present)
Article 23 Resolution by the Board of Directors	Article 23 Resolution by the Board of Directors

Unless otherwise provided for in applicable laws, ordinances, or these Articles of Incorporation, the resolutions of the meetings of the Board of Directors shall be adopted by a majority of the voting rights of the members present at the meeting, which must be attended by a majority of those members entitled to vote on the resolution. [Note: Changes of technical nature in the Japanese language]

Unless otherwise provided for in applicable laws, ordinances, or these Articles of Incorporation, the resolutions of the meetings of the Board of Directors shall be adopted by a majority of the voting rights of the members present at the meeting, which must be attended by a majority of those members entitled to vote on the resolution. [Note: Changes of technical nature in the Japanese language]

Article 24 Minutes of the Board of Directors	Article 24 Minutes of the Board of Directors

A summary of the course of proceedings and the results of meetings of the Board of Directors and other matters provided for by laws and ordinances are to recorded in the minutes, and Directors that attend the meeting shall affix their signatures, their names and seals, or their electronic signatures. The Investment Corporation shall keep the minutes at its head office for ten years.

A summary of the course of proceedings and the results of meetings of the Board of Directors and other matters provided for by laws and ordinances are to recorded in the minutes, and Directors that attend the meeting shall affix their signatures or their names and seals, or their electronic signatures. The Investment Corporation shall keep the minutes at its head office for ten years.

Current	New
Article 25 Regulations of the Board of Directors	Article 25 Regulations of the Board of Directors

Unless otherwise provided by laws, ordinances, or these Articles of Incorporation, the matters relating to the Board of Directors shall be subject to the Regulations of the Board of Directors established by the Board of Directors. [Note: Changes of technical nature in the Japanese language]	Unless otherwise provided by laws, ordinances, or these Articles of Incorporation, the matters relating to the Board of Directors shall be subject to the Regulations of the Board of Directors established by the Board of Directors. [Note: Changes of technical nature in the Japanese language]

Section V. External Auditor	Section V. External Auditor

(description omitted)	(as present)

Section VI. Investable Assets and Asset Management Policies	Section VI. Investable Assets and Asset Management Policies

(description omitted)	(as present)

Article 30 Investment Policy	Article 30 Investment Policy

1.       The Investment Corporation shall mainly invest in Real Estate used as residential facilities or hotel accommodation located primarily in central Tokyo, but also in the greater Tokyo metropolitan area and ordinance-designated cities.

1.       The Investment Corporation shall mainly invest in Real Estate used as offices (including educational facilities and medical treatment facilities, etc.), residential facilities, commercial and retail facilities, or hotel accommodation located primarily in central Tokyo, but also in the greater Tokyo metropolitan area, ordinance-designated cities and prefectural capital cities.

2. (description omitted)	2. (as present)

Current	New

3.       The Investment Corporation shall conduct its asset management so as to keep the ratio of the total amount of specified real estate (meaning real estate, leasehold rights in real estate or surface rights, or beneficial interests in trust the principal of which is real estate, leasehold rights in land, or surface rights) to the total amount of specified assets held by the Investment Corporation at 75% or more.

3.       The Investment Corporation shall conduct its asset management so as to keep the ratio of the total amount of specified real estate (meaning real estate, leasehold rights in real estate or surface rights, or beneficial interests in trust the principal of which is ownership of real estate, leasehold rights in land, or surface rights) to the total amount of specified assets held by the Investment Corporation at 75% or more.

4.       The Investment Corporation shall keep the ratio of Real Estate (meaning real estate, leasehold rights in real estate, surface rights and easements, other real estate assets, and beneficial rights in trust the principal of which is these real estate estate assets, as defined in Article 37, Paragraph 3, Items 2(i), 2(ii) and 2(v) of the Accounting Rules for Investment Corporations (Cabinet Office Ordinance No. 47 of 2006, as amended) to the total amount of assets held by the Investment Corporation, at 70% or more. [Note: Changes of technical nature in the Japanese language]

4.       The Investment Corporation shall keep the ratio of Real Estate (meaning real estate, leasehold rights in real estate, surface rights and easements, other real estate assets, and beneficial rights in trust the principal of which is these real estate estate assets, as defined in Article 37, Paragraph 3, Items 2(i), 2(ii) and 2(v) of the Accounting Rules for Investment Corporations (Cabinet Office Ordinance No. 47 of 2006, as amended) to the total amount of assets held by the Investment Corporation, at 70% or more. [Note: Changes of technical nature in the Japanese language]

5. (description omitted)	5. (as present)

Article 31 Types, Purpose, and Scope of Assets to be Managed	Article 31 Types, Purpose, and Scope of Assets to be Managed

1. The Investment Corporation shall mainly invest in Real Estate and Real-Estate-Backed Securities (the “Real Estate Related Assets”).

1.       The Investment Corporation shall mainly invest in Real Estate as stated in Paragraph 2 and Real-Estate-Backed Securities as stated in Paragraph 3 (Real Estate and Real-Estate-Backed Securities, collectively, the “Real Estate Related Assets”).

Current	New
2. Real Estate in the preceding Paragraph means the following assets:	2. Real Estate in these Articles of Incorporation (except for Article 30, Paragraph 4) means the following assets:

(1) (description omitted)	(1) (as present)

(2) (description omitted)	(2) (as present)

(3) (description omitted)	(3) (as present)

(newly added)	(4) easements;

(4)     beneficial interests of trusts the sole principal of which is real estate, leasehold rights in land, or surface rights (including comprehensive trusts the principal of which is real estate and cash incidental to the real estate);

(5)     beneficial interests of trusts the principal of which is real estate, leasehold rights in real estate, surface rights or easements (including comprehensive trusts the principal of which is real estate and cash incidental to the real estate);

(5) beneficial interests in monetary trusts, of which the purpose is to manage the trust assets through investing in assets provided for in Items (1) through (3) above;	(6) beneficial interests in monetary trusts, of which the purpose is to manage the trust assets through investing mainly in real estate, leasehold rights in real estate, surface rights or easements;

(6) (description omitted)	(7) (as present)

(7) (description omitted)	(8) (as present)

3. Real-Estate-Backed Securities under Paragraph 1 means the following assets whose purpose is to invest more than 50% of assets in Real Estate:	3. Real-Estate-Backed Securities under these Articles of Incorporation means the following assets whose purpose is to invest more than 50% of assets in Real Estate:

(1) preferred equity securities, as defined in Article 2, Paragraph 9 of the Act on Securitization of Assets (Act No. 105 of 1998, as amended; the “Asset Securitization Act”);	(1) preferred equity securities, as defined in Article 2, Paragraph 9 of the Act on Securitization of Assets (Act No. 105 of 1998, as amended) (the “Asset Securitization Act”);

(2) beneficiary certificates of investment trusts (beneficiary certificates, as defined in Article 2, Paragraph 7 of the Investment Trusts Act);	(2) beneficiary certificates (beneficiary certificates, as defined in Article 2, Paragraph 7 of the Investment Trusts Act);

(3) (description omitted)	(3) (as present)

(4) beneficiary certificates of specified purpose trusts (as defined in Article 2, Paragraph 15 of the Asset Securitization Act.)

(4)     beneficiary certificates of specified purpose trusts (as defined in Article 2, Paragraph 15 of the Asset Securitization Act) (except for those assets falling under Items (5), (6) or (8) of the preceding Paragraph).

Current	New
4. The Investment Corporation may invest in the following assets in addition to the Real Estate Related Assets: [Note: Changes of technical nature in the Japanese language]	4. The Investment Corporation may invest in the following assets in addition to the Real Estate Related Assets: [Note: Changes of technical nature in the Japanese language]

(1) (description omitted)	(1) (as present)

(2) (description omitted)	(2) (as present)

(3) (description omitted)	(3) (as present)

(4) securities (except for those falling under Items (4) through (7) of Paragraph 2, the preceding Items, Item (5) and Item (8) of this Paragraph, and Items (1), (7) and (8) of Paragraph 5);

(4)     securities (as defined in Article 3, Item (1) of the Enforcement Order of the Act on Investment Trusts and Investment Corporations (Cabinet Order No. 480 of 2000, as amended) (the “Enforcement Order of the Investment Trust Act”), but except for those falling under Items (5) through (8) of Paragraph 2, Items (1) through (4) of Paragraph 3, Item (5) and Item (8) of this Paragraph, and Items (1), (7) and (8) of Paragraph 5);

(5) (description omitted)	(5) (as present)

(6)     monetary claims (as defined in Article 3, Item (7) of the Enforcement Order of the Act on Investment Trusts and Investment Corporations (Cabinet Order No. 480 of 2000, as amended; the “Enforcement Order of the Investment Trust Act”), but excluding those assets in the preceding Items);

(6) monetary claims (as defined in Article 3, Item (7) of the Enforcement Order of the Investment Trust Act), but excluding those assets in Items (1) through (3));

(7) (description omitted)	(7) (as present)

(8) (description omitted)	(8) (as present)

Current	New
5. (description omitted)	5. (as present)

(1) (description omitted)	(1) (as present)

(2) (description omitted)	(2) (as present)

(3)     trademark rights under the Trademark Act (Act No. 127 of 1959, as amended) (the “Trademark Act”), and exclusive rights to use trademarks (as provided for in Article 30 of the Trademark Act) and non-exclusive rights to use trademarks (as provided for in Article 31 of the Trademark Act);

(3)     trademark rights (as provided for in Article 18, Paragraph 1 of the Trademark Act) as provided for in the Trademark Act (Act No. 127 of 1959, as amended) (the “Trademark Act”), and exclusive rights to use trademarks (as provided for in Article 30 of the Trademark Act) and non-exclusive rights to use trademarks (as provided for in Article 31 of the Trademark Act);

(4)     copyrights under the Copyright Act (Act. No. 48 of 1970, as amended) (the “Copyright Act”) and moral rights of author (as defined in Article 17, Paragraph 1 of the Copyright Act) and neighboring rights (as provided for in Article 89 of the Copyright Act);

(4)     copyrights (as provided for in Article 17, Paragraph 1 of the Copyright Act) as provided for in the Copyright Act (Act. No. 48 of 1970, as amended) (the “Copyright Act”) and moral rights of author (as defined in Article 17, Paragraph 1 of the Copyright Act) and neighboring rights (as provided for in Article 89 of the Copyright Act);

(5) (description omitted)	(5) (as present)

(6)     of the movable property provided for in the Civil Code (Act No. 89 of 1896, as amended; the “Civil Code”), facilities, equipment, and other things attached to the real estate for structural reasons or for use;

(6)     of the movable property provided for in the Civil Code (Act No. 89 of 1896, as amended) ( the “Civil Code”), facilities, equipment, and other things attached to the real estate for structural reasons or for use;

(7) (description omitted)	(7) (as present)

(8)     interests in partnerships as provided for in Article 667 of the Civil Code (only for those partnerships incorporated by contributing real estate, leasehold rights in real estate, or surface rights, and the purposes of which are to lease, administer or manage that real estate, leasehold rights in real estate, or surface rights); and

(8)     interests in partnerships as provided for in Article 667 of the Civil Code (only for those partnerships incorporated by contributing real estate, leasehold rights in real estate, surface rights or easements, and the purposes of which are to lease, administer or manage that real estate, leasehold rights in real estate, or surface rights); and

Current	New
(9) (description omitted)	(9) (as present)

(newly added)

(10)   carbon dioxide equivalent quotas as provided for in the Act on Promotion of Global Warming Countermeasures (Act. No.117 of 1998, as amended) and similar substance or emissions rights (including emissions rights relating to greenhouse gases)

(10) (description omitted)	(11) (as present)

(newly added)

6.      In case that no certificate is issued regarding the Rights to be Indicated on Securities as provided for in Article 2, Paragraph 2 of the Financial Instruments and Exchange Act (Act. No. 25 of 1948, as amended) (“Financial Instruments and Exchange Act”), certificates shall be deemed to be issued with respect to such rights, and Paragraphs 2 through 5 shall apply.

Article 32 Investment Restrictions	Article 32 Investment Restrictions

1. (description omitted)	1. (as present)

2. (description omitted)	2. (as present)

3. The Investment Corporation shall not invest in Real Estate located outside Japan.	(deleted)

4. The Investment Corporation shall not invest in assets denominated in foreign currencies or securities mainly traded on foreign securities markets.	(deleted)

(description omitted)	(as present)

Current	New
Section VII Asset Valuation	Section VII. Asset Valuation

Article 34 Methods, Criteria, and Reference Dates for Valuing Assets	Article 34 Methods, Criteria, and Reference Dates for Valuing Assets

1. The Investment Corporation shall use the following methods and criteria for valuing assets, depending on the type of investment assets:	1. The Investment Corporation shall use, in principle, the following methods and criteria for valuing assets, depending on the type of investment assets:

(1) Real estate, leasehold rights in real estate, and surface rights as provided for in Article 31, Paragraph 2, Items (1) through (3)	(1) Real estate, leasehold rights in real estate, surface rights and easements as provided for in Article 31, Paragraph 2, Items (1) through (4)

(description omitted)	(as present)

(2) Beneficial interests of trust the sole principal of which is real estate, leasehold rights in land, or surface rights as provided for in Article 31, Paragraph 2, Item (4)	(2) Beneficial interests of trust the principal of which is real estate, leasehold rights in real estate, surface rights or easements as provided for in Article 31, Paragraph 2, Item (5)

          The Investment Corporation will value these assets, if the assets are assets stated in Item (1) of this Article 34, in accordance with Item (1) of this Article 34, or if they are financial assets or liabilities, in accordance with generally accepted accounting standards, and then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of beneficial interest in the trust.

          The Investment Corporation will value these assets, if the assets are assets stated in Item (1) of this Article 34, in accordance with Item (1) of this Article 34, or if they are financial assets or liabilities, in accordance with generally accepted accounting practice, and then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of beneficial interest in the trust.

(3)     Beneficial interests in monetary trusts whose purpose is to manage as investments the assets, real estate, leasehold rights in real estate, and surface rights as provided for in Article 31, Paragraph 2, Item (5)

(3)     Beneficial interests in money trusts whose purpose is to manage as investments the assets, real estate, leasehold rights in real estate, surface rights or easements as provided for in Article 31, Paragraph 2, Item (6)

          The Investment Corporation will value these assets, if the assets constituting the trust assets are assets provided for Item (1) of this Article 34, in accordance with Item (1) of this Article 34, or if they are financial assets or liabilities, in accordance with generally accepted accounting standards, and then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of beneficial interest in the trust.

          The Investment Corporation will value these assets, if the assets constituting the trust assets are assets provided for Item (1) of this Article 34, in accordance with Item (1) of this Article 34, or if they are financial assets or liabilities, in accordance with generally accepted accounting practice, and then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of beneficial interest in the trust.

Current	New
(4) Silent Partnership Interests Concerning Real Estate as provided for in Article 31, Paragraph 2, Item (6)	(4) Silent Partnership Interests Concerning Real Estate as provided for in Article 31, Paragraph 2, Item (7)

          The Investment Corporation will value these assets, if the assets constituting the silent partnership interest are assets provided for Items (1) through (3) of this Article 34, in accordance with the methods provided for in each Item, or if they are financial assets or liabilities, in accordance with generally accepted accounting standards, then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of silent partnership interest.

          The Investment Corporation will value these assets, if the assets constituting the silent partnership interest are assets provided for Items (1) through (3) of this Article 34, in accordance with the methods provided for in each Item, or if they are financial assets or liabilities, in accordance with generally accepted accounting practice, then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of silent partnership interest.

(5)    Beneficial interests in monetary trusts whose purpose is to manage the trust assets through investment primarily in Silent Partnership Interests Concerning Real Estate as provided for in Article 31, Paragraph 2, Item (7)

(5)    Beneficial interests in money trusts whose purpose is to manage the trust assets through investment primarily in Silent Partnership Interests Concerning Real Estate as provided for in Article 31, Paragraph 2, Item (8)

          The Investment Corporation will value these assets as follows: for a silent partnership interest that is a trust asset, in accordance with Item (4) of this Article 34; and for financial assets or liabilities, in accordance with generally accepted accounting standards, then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of beneficial interest in the trust.

          The Investment Corporation will value these assets, if a silent partnership interest is a trust asset, in accordance with Item (4) of this Article 34; or if they are financial assets or liabilities, in accordance with generally accepted accounting practice, then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of beneficial interest in the trust.

Current	New
(6) (description omitted)	(6) (as present)

(7) (description omitted)	(7) (as present)

(8) Rights associated with derivatives transactions as provided for in Article 31, Paragraph 4, Item (7)	(8) Rights associated with derivatives transactions as provided for in Article 31, Paragraph 4, Item (7)

(i) Receivables and debts arising from derivative transactions listed on an exchange	(i) Receivables and debts arising from derivative transactions listed on a financial instruments exchange

The Investment Corporation will value receivables and debts calculated based on the final price (the closing price; if there is no closing price, then the final quotation (either a minimum sell quotation or a maximum buy quotation, and if both have been announced, then the middle price between those quotations)) on the exchange. If there is no such final price for that date, the Investment Corporation will value them based on the immediately preceding final price.

The Investment Corporation will value receivables and debts calculated based on the final price (the closing price; if there is no closing price, then the final quotation (either a minimum sell quotation or a maximum buy quotation, and if both have been announced, then the middle price between those quotations)) on the financial instruments exchange. If there is no such final price for that date, the Investment Corporation will value them based on the immediately preceding final price.

(ii) Receivables and debts arising from derivative transactions that are not quoted on an exchange	(ii) Receivables and debts arising from unlisted derivative transactions that are not quoted on a financial instruments exchange

(description omitted)	(as present)

(newly added)

(iii)  Notwithstanding (i) and (ii) of this Item, the Investment Corporation may apply hedge accounting if it satisfies the requirement therefore under the accounting standards for financial instruments or other generally accepted accounting practice. Furthermore, it may apply a special accounting process if it satisfies the requirement therefore under the accounting standards for financial instruments.

Current	New

(9)     Beneficial interests in monetary trusts as provided for in Article 31, Paragraph 4, Item (8) The Investment Corporation will value these assets based on the valuation methods provided for Items (1) through (8) and Item (10) applicable to the investment assets in question, or if they are financial assets or liabilities, in accordance with generally accepted accounting standards, and then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of beneficial interest in the trust.

(9)     Beneficial interests in monetary trusts as provided for in Article 31, Paragraph 4, Item (8) The Investment Corporation will value these assets based on the valuation methods provided for Items (1) through (8) and Item (10) applicable to the investment assets in question, or if they are financial assets or liabilities, in accordance with generally accepted accounting practice, and then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of beneficial interest in the trust.

(10) Others	(10) Others

Assets not provided for in any of the preceding Items will be valued as appropriate under the Investment Trust Law, Valuation Rules of the Investment Trusts Association, Japan, (“Investment Trusts Association”) or generally accepted accounting standards.

Assets not provided for in any of the preceding Items will be valued as appropriate under the Investment Trust Law, Valuation Rules of the Investment Trusts Association, Japan, (“Investment Trusts Association”) or generally accepted accounting practice.

Current	New
2. (description omitted)	2. (as present)

(1) Real estate, leasehold rights in real estate, and surface rights	(1) Real estate, leasehold rights in real estate, surface rights and easements

(description omitted)	(as present)

(2) Beneficial interests of trust the principal of which is real estate, leasehold rights in land, or surface rights, and Silent Partnership Interests Concerning Real Estate	(2) Beneficial interests of trust the principal of which is real estate, leasehold rights in real estate, surface rights or easements, and Silent Partnership Interests Concerning Real Estate

The Investment Corporation will value these assets, if the assets constituting the trust assets or the silent partnership interests are assets provided for Item (1) of this Article 34, in accordance with Item (1), or if they are financial assets or liabilities, in accordance with generally accepted accounting standards, and then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of Silent Partnership Interests or beneficial interests in the trust.

The Investment Corporation will value these assets, if the assets constituting the trust assets or the silent partnership interests are assets provided for Item (1) of this Article 34, in accordance with Item (1), or if they are financial assets or liabilities, in accordance with generally accepted accounting practice, and then subtract the amount of liabilities from the total assets, and calculate the proportionate amount of Silent Partnership Interests or beneficial interests in the trust.

3. (description omitted)	3. (as present)

Section VIII. Borrowing and Issuance of Investment Corporation Bonds	Section VIII. Borrowing and Issuance of Investment Corporation Bonds

Article 35 Limits on Borrowing and Issuance of Investment Corporation Bonds etc.	Article 35 Limits on Borrowing and Issuance of Investment Corporation Bonds etc.

Current	New

1.       The Investment Corporation may borrow funds or issue investment corporation bonds (including short-term investment corporation bonds; the same applies in this Article) for the purpose of securing stable income. The Investment Corporation may borrow funds only from institutional investors (defined in Article 67-15 of the Act on Special Measures Concerning Taxation (Act No. 26 of 1957; as amended, the “Special Taxation Measures Act”)).

1.       The Investment Corporation may borrow funds or issue investment corporation bonds (including short-term investment corporation bonds; the same applies in this Article) for the purpose of securing stable income. The Investment Corporation may borrow funds only from qualified institutional investors as defined in Article 2, Paragraph 3, Item 1 of the Financial Instruments and Exchange Act (limited to institutional investors defined in Article 67-15 of the Act on Special Measures Concerning Taxation (Act No. 26 of 1957; as amended, the “Special Taxation Measures Act”)).

2.       Funds received through the borrowing and issuance of investment corporation bonds provided for in the preceding Paragraph will be used for asset acquisition, repair of assets, payment of distribution, financing of operation of the Investment Corporation, or repayment of debts (including repayment of security deposits and guarantee deposits, and debts incurred from the borrowings and issuance of investment corporation bonds), etc.

2.       Funds procured through the borrowing and issuance of investment corporation bonds provided for in the preceding Paragraph will be used for asset acquisition, repair of assets, payment of distribution, financing of operation of the Investment Corporation, or repayment of debts (including repayment of security deposits and guarantee deposits, and debts incurred from the borrowings and issuance of investment corporation bonds), etc.

3. (description omitted)	3. (as present)

4. (description omitted)	4. (as present)

Section IX. Accounting

(description omitted)

Article 37    Policy on Cash Distribution (Dividends)

(description omitted)

(1)     Distribution of Profit

(i)  The amount of profit of the Investment Corporation (the “Distributable Amount”) shall be the amount of profits calculated in accordance with generally accepted accounting standards.

Section IX. Accounting

(as present)

Article 37    Policy on Cash Distribution (Dividends)

(as present)

(1)     Distribution of Profit

(i)  Of the total amount of distribution to unitholders, the amount of profit of the Investment Corporation (the “Distributable Amount”) shall be the amount of profits calculated in accordance with generally accepted accounting practice.

Current	New

(ii)  The amount of distribution shall be, in principle, an amount that exceeds 90% of the amount of profit of the Investment Corporation available for dividend (the “Amount of Profit Available for Dividend”) provided for in Article 67-15, Paragraph 1 of the Act on Special Measures Concerning Taxation (or if the method for calculating that amount changes due to revision or modification of applicable laws or ordinances, the amount calculated by the method after the revision).

The Investment Corporation may use the Distributable Amount to accumulate a long-term repair reserve, payment reserve, dividend reserve, and any other similar reserve and allowance considered necessary for the maintenance or improvement of the Managed Assets.

(ii)  The amount of distribution shall be, in principle, an amount that exceeds 90% of the amount of profit of the Investment Corporation available for dividend (the “Amount of Profit Available for Dividend”) provided for in Article 67-15, Paragraph 1 of the Act on Special Measures Concerning Taxation (the “Special Provisions for Taxation on Investment Corporations”) (or if the method for calculating that amount changes due to revision or modification of applicable laws or ordinances, the amount calculated by the method after the revision).

Notwithstanding the above, the amount of distribution shall be an amount reasonably decided upon by the Investment Corporation if it records a tax deficit or there is no taxable income due to carry-over of losses.

The Investment Corporation may use the Distributable Amount to accumulate a long-term repair reserve, payment reserve, dividend reserve, and any other similar reserve and allowance considered necessary for the maintenance or improvement of the managed assets.

Current	New

(2)     Distribution of cash exceeding profit If the Distributable Amount is no more than 90% of the Amount of Profit Available for Dividend or if it is otherwise considered appropriate by the Investment Corporation, the Investment Corporation may distribute the amount determined by the Investment Corporation not exceeding the amount provided for in the Regulations of the Investment Trusts Association, as cash exceeding profit. Provided, in this case, if the amount of cash to be distributed is still no more than 90% of the amount available for dividends provided for in the Order for Enforcement of the Act on Special Measures Concerning Taxation (Cabinet Order No. 43 of 1957; as amended), the amount of cash determined by the Investment Corporation may be distributed.

(3)     (description omitted)

(4)     (description omitted)

(5)     (description omitted)

(2)     Distribution of cash exceeding profit If the Distributable Amount is no more than 90% of the Amount of Profit Available for Dividend or if it is otherwise considered appropriate by the Investment Corporation, the Investment Corporation may distribute the amount determined by the Investment Corporation not exceeding the amount provided for in the Regulations of the Investment Trusts Association, as cash exceeding profit. Provided, in this case, if the amount of cash to be distributed does not fulfill the requirements in the Special Provisions for Taxation on Investment Corporations, the amount of cash determined by the Investment Corporation in order to fulfill such requirements may be distributed.

(3)     (as present)

(4)     (as present)

(5)     (as present)

Section X. Delegation of Business and Services

(description omitted)

Article 39    Delegation of Business and Services

1.       (description omitted)

2.       The Investment Corporation shall delegate services pertaining to the business other than the management and custody of assets and that are set out in Article 117 of the Investment Trusts Act (the “General Administrative Services”) to third parties (“General Administrative Service Providers”).

Section X. Delegation of Business and Services

(as present)

Article 39    Delegation of Business and Services

1.       (as present)

2.       The Investment Corporation shall delegate services pertaining to the business other than the management and custody of assets and that are set out in Article 117 of the Investment Trusts Act to third parties (“General Administrative Service Providers”).

Current	New
3. (description omitted) (newly added)

3.       (as present)

Article 40      Expenses

1        The Investment Corporation shall bear the following expenses for the issue of units and other management of the Managed Assets:

(1)     expenses for the issue of units;

(2)     expenses for the preparation, printing, filing, etc. of securities registration statements, securities reports and extraordinary reports;

(3)     expenses for the preparation, printing, delivery, etc. of prospectuses;

(4)     expenses for the preparation, printing, delivery, etc. of financial statements, asset management reports, etc. (including expenses for the filing of these financial statements, asset management reports, etc. to supervisory agencies);

(5)     expenses necessary for public notices of the Investment Corporation and expenses necessary for advertising, etc.;

(6)     fees and expenses for legal counsel, tax advisors, etc. of the Investment Corporation;

(7)     expenses for the holding of general meetings of unitholders and meetings of the Board of Directors, and public notices of such meetings, and expenses for the preparation, printing, delivery, etc. of documents to be sent to unitholders;

Current	New

(8)     actual expenses and advances pertaining to the Executive Director and the Supervisory Directors;

(9)     expenses for the acquisition, management, disposition, etc. of the Managed Assets (including, but not limited to, intermediary fees, management commission fees, casualty insurance premiums, maintenance and repair expenses, water, heating and lighting expenses, etc.);

(10)   interest on borrowings and investment corporation bonds;

(11)   expenses necessary for operation of the Investment Corporation; and

(12)   other expenses similar to each of the above items that are approved by the Board of Directors.

(newly added)

Supplementary Provisions

Article 41      Conditions to Amendments to these Articles of Incorporation Becoming Effective

Amendments to the provisions of Article 1, Article 3, Paragraph 1 of Article 5, Paragraph 1 of Article 30, Article 31, Article 32, Article 34, Article 40 and the Attachment will become effective on the condition that the absorption-type merger with the Investment Corporation as the surviving corporation and Ichigo Real Estate Investment Corporation as the absorbed corporation under the Merger Agreement as of August 8, 2011 between the Investment Corporation and Ichigo Real Estate Investment Corporation becomes effective. These supplementary provisions will be deleted after the effective date of such merger.

Current	New
Enacted: June 17, 2005 Amended: June 23, 2005 Amended: August 24, 2005 Amended: June 20, 2007 Amended: June 22, 2009 Amended: September 16, 2010	Enacted: June 17, 2005 Amended: June 23, 2005 Amended: August 24, 2005 Amended: June 20, 2007 Amended: June 22, 2009 Amended: September 16, 2010 Amended: October 18, 2011

Attachment

Asset Management Fees for Asset Management Company

The amount, calculation method, timing of payment, and payment method of the fees to be paid for the financial instruments business operator to which the Investment Corporation delegates management of its assets (the “Asset Management Company”) are set out below.

The Investment Corporation shall pay to the Asset Management Company the asset management fee plus any consumption tax and local consumption tax imposed on the above.

Attachment

Asset Management Fees for Asset Management Company

The amount, calculation method, timing of payment, and payment method of the fees to be paid for the financial instruments business operator to which the Investment Corporation delegates management of its assets (the “Asset Management Company”) are set out below.

The Investment Corporation shall pay to the Asset Management Company the asset management fee plus any consumption tax and local consumption tax imposed on the above.

If there is any amount less than one yen as a result of the calculation, such amount will be rounded down to the nearest yen.

Current	New

(1)     Asset management fee 1

The amount calculated by multiplying (a) the total asset value provided for in the balance sheet (limited to the balance sheet approved under Article 131, Paragraph 2 of the Investment Trust Act) on the last day of the immediately preceding Fiscal Period of the Investment Corporation by (b) a maximum of 0.4% per annum (calculated on a daily basis in accordance with the number of days of the immediately preceding Fiscal Period, assuming that there are 365 days per year) (any amount less than one yen rounded down) shall be paid to the bank account designated by the Asset Management Company via bank transfer or direct debit (the Investment Corporation will be liable for fees paid for the bank transfer or direct debit) within two months from the day on which such balance sheet is approved (the “Date of Approval for Closing” in this Attachment).

1.       Asset management fee I

The amount equal to one-half of the amount calculated by multiplying (a) the total asset value of the Investment Corporation by (b) a maximum of 0.25% with respect to each period ( “Calculation Period I”) commencing on the day immediately following the preceding End of Fiscal Period of the Investment Corporation and ending on the last day of the month three months from such day, and the period ( “Calculation Period II”) commencing on the day immediately following the last day of Calculation Period I and ending on the End of Fiscal Period.

Total asset value for Calculation Period I

The total asset value provided for in the balance sheet (limited to the balance sheet approved under Article 131, Paragraph 2 of the Investment Trust Act; the “Balance Sheet”) at the End of Fiscal Period of immediately preceding fiscal period of the Investment Corporation.

Total asset value for Calculation Period II

The total asset value for Calculation Period I; and with respect to any assets that are Real Estate or Real-Estate-Backed Securities provided for in Section 6, “Investable Assets and Asset Management Policies” that the Investment Corporation acquires or disposes of during Calculation Period I, minus the difference of (a) the total amount of the purchase price (excluding consumption tax and local consumption tax imposed on buildings) of the acquired assets and (b) the total amount of the disposed assets, as accounted for in the most recent Balance Sheet.

Asset management fee I will be paid within three months from the last day of Calculation Period I and the last day of Calculation Period II, respectively.

Current	New

(2)    Asset management fee 2

The amount calculated by multiplying (a) the Distributable Amount before deduction of this Asset Management Fee 2 for each Fiscal Period of the Investment Corporation by (b) 3.0% (any amount less than one yen rounded down) shall be paid to the bank account designated by the Asset Management Company via bank transfer or direct debit (the Investment Corporation will be liable for fees paid for the bank transfer or direct debit) within one month from the Date of Approval for Closing.

2.      Asset management fee II

The amount calculated by multiplying (a) the recurring (keijou) cash flow (“CF”) as of the End of Fiscal Period of the Investment Corporation by (b) a maximum of 3,00%. In this case, CF means the (a) the recurring (keijou) profit and loss provided for in the statement of income of the Investment Corporation, plus (b) any depreciation and amortization expense, minus (c) any realized gain or loss or valuation profit or loss (excluding extraordinary profits or losses). The calculation of asset management fee II is based on the gross CF before asset management fee I, asset management fee II, and the incentive fee are deducted.

Asset management fee II will be paid within three months from each End of Fiscal Period of the Investment Corporation.

Current	New

(3)    Acquisition fee

If the Investment Corporation acquires any of the specified assets, such as Real Estate, that are provided for in “Investable Assets and Asset Management Policies,” Section 6 of the Articles of Incorporation of the Investment Corporation, the amount calculated by multiplying (a) the acquisition price of the assets by (b) a maximum of 1.0% shall be paid to the bank account designated by the Asset Management Company via bank transfer or direct debit (the Investment Corporation will be liable for fees paid for the bank transfer or direct debit) within one month from the day on which the transfer of rights to the specified assets becomes effective.

3.      Acquisition fee

If the Investment Corporation acquires any assets classified as Real Estate or Real-Estate-Backed Securities (excluding assets acquired as a result of merger), the amount calculated by multiplying (a) the purchase price of the specified assets by (b) 0.5%. However, if the Investment Corporation acquires assets from an interested person as prescribed in the rules of interested person transactions of the Asset Management Company, the amount shall be calculated by multiplying (a) the purchase price of the specified assets by (b) 0.25%.

The acquisition fee will be paid within one month from the last day of the month in which the Investment Corporation acquires the assets (or in which the transfer of rights becomes effective).

(4)    Disposition Fee

If the Investment Corporation disposes to a third party any assets, such as Real Estate, the amount calculated by multiplying (a) the disposition price of the specified assets by (b) a maximum of 1.0% shall be paid to the bank account designated by the Asset Management Company via bank transfer or direct debit (the Investment Corporation will be liable for fees paid for the bank transfer or direct debit) within one month from the day on which the transfer of rights to the specified assets becomes effective.

4.      Disposition Fee

If the Investment Corporation disposes to a third party any assets classified as Real Estate or Real-Estate-Backed Securities, the amount shall be calculated by multiplying (a) the disposition price of the specified assets by (b) 0.5%. However, if the Investment Corporation disposes assets to an interested person as prescribed in the rules of interested person transactions of the Asset Management Company, the amount shall be calculated by multiplying (a) the disposition price of the assets by (b) 0.25%.

The disposition fee will be paid within one month from the last day of the month in which the Investment Corporation disposed of the assets (or in which the transfer of rights becomes effective).

Current	New
(newly added)

5.      Incentive fee

(1)    If (i) the CF per unit is equal to the amount of the preceding fiscal period or has increased for the most recent consecutive six fiscal periods (including the fiscal period at the time of calculation of the incentive fee; the same applies hereinafter), and (ii) the CF per unit for the fiscal period at the time of calculation of the incentive fee increases compared with the preceding fiscal period, the amount shall be calculated in accordance with the following formula:

Formula:

CF per unit as of the End of Fiscal Period for the relevant fiscal period minus CF per unit as of the End of Fiscal Period for the preceding fiscal period times Total number of units issued as of the End of Fiscal Period for the relevant fiscal period times 30%

Current	New

(2)    If the requirement set out in Item (1)(i) above is not satisfied, but if the CF per unit is more than the simple average for the most recent six fiscal periods, and if the requirement set out in Item (1)(ii) above is satisfied, the amount shall be calculated in accordance with the following formula:

Formula:

CF per unit as of the End of Fiscal Period for the relevant fiscal period minus CF per unit equal to the simple average for the most recent six fiscal periods including the relevant fiscal period times Total number of units issued as of the End of Fiscal Period for the relevant fiscal period times 30%

(3)    In the case of Items (1) and (2) above, the CF per unit is calculated by dividing (a) the CF by (b) the total number of units issued as of the end of each fiscal period. The calculation of the incentive fee is based on the CF before the deduction of the incentive fee. The incentive fee will be paid within three months from the End of Fiscal Period for each fiscal period.

Current	New
(newly added)

6.      Merger fee

In the case of a merger by the Investment Corporation, if the Asset Management Company performs due diligence and valuation work on the assets held by the counterparty of the merger of the Investment Corporation, and otherwise performs operations for the merger, and the Investment Corporation acquires the assets held by such counterparty as a result of the merger (including succession as a result of the absorption-type merger with the Investment Corporation as the surviving corporation and Ichigo Real Estate Investment Corporation as the absorbed corporation under the Merger Agreement as of August 8, 2011 between the Investment Corporation and Ichigo Real Estate Investment Corporation), then the amount shall be calculated by multiplying (a) the valuation amount of the Real Estate or Real-Estate-Backed Securities acquired by the Investment Corporation via the merger by (b) 0.5%. The Investment Corporation and the Asset Management Company will separately determine upon consultation the timing of payment.

Attachment [ 4 ]

FC Residential Investment Corporation:
Financial Statements, Asset Management
Report, and Dividend Statement for the Most
Recent Fiscal Period

I. Asset Management Report

II. Balance Sheet

III. Statement of Income

IV. Statement of Unitholders’ Equity

V. Notes

VI. Statement of Dividend

VII. Statement of Cash Flows (Reference Information)

I. Asset Management Report

Asset Management Overview

1.	Changes in FCR’s Operating Performance

Fiscal Period		Unit	7th Apr 2009	8th Oct 2009	9th Apr 2010	10th Oct 2010	11th Apr 2011
Operating revenue		million yen	640	633	652	768	762
(Revenue related to real estate leasing activity)		million yen	(640)	(633)	(652)	(768)	(762)
Operating expenses		million yen	325	325	328	374	372
(Expenses related to real estate leasing activity)		million yen	(211)	(215)	(226)	(257)	(248)
Operating income		million yen	315	308	323	393	389
Recurring income		million yen	262	253	169	229	229
Net income	(a)	million yen	261	252	168	205	224
Total assets	(b)	million yen	21,375	21,326	25,146	25,127	25,076
(change period-over-period)		%	(Δ2.5)	(Δ0.2)	(17.9)	(Δ0.1)	(Δ0.2)
Net assets	(c)	million yen	15,190	15,181	15,097	15,134	15,153
(change period-over-period)		%	(Δ3.3)	(Δ0.1)	(Δ0.6)	(0.2)	(0.1)
Unitholders’ capital		million yen	14,928	14,928	14,928	14,928	14,928

Number of investment units	(d)	units	32,700	32,700	32,700	32,700	32,700
Net assets per unit	(c)/(d)	yen	464,538	464,272	461,703	462,832	463,394
Total dividend paid	(e)	million yen	261	252	168	205	224
Net income per unit		yen	8,000	7,733	5,164	6,293	6,856
Dividend per unit	(e)/(d)	yen	8,000	7,734	5,164	6,294	6,856
(Earnings per unit)		yen	(8,000)	(7,734)	(5,164)	(6,294)	(6,856)
(Dividend in excess of earnings per unit)		yen	(—)	(—)	(—)	(—)	(—)

Ratio of net income to total assets	(Note 1)%		1.2 (2.4)	1.2 (2.4)	0.7 (1.5)	0.9 (1.8)	0.9 (1.8)
Return on equity	(Note 1)%		1.7 (3.4)	1.7 (3.3)	1.1 (2.2)	1.4 (2.7)	1.5 (3.0)
Unitholder equity ratio	(c)/(b)%		71.1	71.2	60.0	60.2	60.4
(appreciation or depreciation, period- over-period)			(Δ0.6)	(0.1)	(Δ11.1)	(0.2)	(0.2)
Dividend payout ratio (Note 2)	(e)/(a)%		100.0	100.0	99.9	100.0	99.9

[Other reference information]
Number of properties	(Note 3)		16	16	19	19	19
Number of tenants	(Note 3)		16	16	19	19	19
Total leasable area		m2	26,186.27	26,186.27	34,026.33	34,026.33	34,026.33
Occupancy ratio at end of period		%	98.1	98.3	98.1	99.0	97.8
Depreciation expense		million yen	81	81	89	105	105
Capital expenditure		thousand yen	1,444	3,968	6,732	3,118	2,827
Lease NOI (Net Operating income)	(Note 1)	million yen	510	499	515	615	619
Days in fiscal period		days	181	184	181	184	181

(Note 1)	Indicators are calculated using the following methods with annualized figures in parentheses.

Ratio of net income to total assets	Net income/Average total assets Average total assets = (Total assets at beginning of period + Total assets at end of period) ÷ 2

Return on equity	Net income/Average net assets Average net assets = (Net assets at beginning of period + Net assets at end of period) ÷ 2

Lease NOI	Operating income from leases during applicable period: Revenue related to real estate leasing activity - Expenses related to real estate lease business + Applicable depreciation expenses

(Note 2)	Digits not shown are truncated with respect to the figures of the “dividend payout ratio.”

(Note 3)	The “Number of properties invested in” is shown in units that are customarily accepted as one property. The “Number of tenants” shows the actual total leased tenants by building, and the “Occupancy ratio at end of period” shows the ratio of leased area of totalleasable area as of the fiscal accounting dates.

2.	Asset Management Status for the 11th Fiscal Period

(1)	Brief Background of FCR

FC Residential Investment Corporation (“FCR”) was established on June 23, 2005 under the Law Concerning Investment Trusts and Investment Corporations and was listed on the J-REIT market of the Tokyo Stock Exchange on October 12, 2005 (security code: 8975).

In October 2005, immediately after listing, FCR acquired 17 properties and substantively started its management activities, subsequently acquiring a further six properties and selling four properties through the 10th Fiscal Period (October 31, 2010). Because FCR did not acquire any new properties or sell any existing properties during the 11th Fiscal Period, it holds a total of 19 properties as of the end of the 11th Fiscal Period (April 30, 2011).

(2)	Investment Environment and Management Performance

Japan’s economy during the 11th Fiscal Period continued to suffer from deflation and a harsh employment situation, experienced declining exports and production caused by the strong yen and other factors, and was in an overall state of stagnation. Although at the beginning of 2011 there were some temporary signs of improvement against a backdrop of economic recovery overseas, the Great East Japan Earthquake of March 11, 2011 caused colossal damage, giving rise to concerns of an even greater economic downturn in the future as a result of slowed production and restrained consumption.

Although in the rental housing market there has been ongoing downward pressure on rental prices as a result of the stagnating economic climate, a trend towards reduction in the number of new rental apartment construction projects has restricted the supply of properties, and it appears that rental prices for new tenants may have bottomed out.

In light of these circumstances, FCR has sought to continue the meticulous maintenance of its portfolio properties and improve the amenities FCR provides to its tenants by offering superior rental housing, concentrating its efforts on maintaining income stability and reducing costs. Although the occupancy rate of FCR’s portfolio has decreased by 1.2% since the end of the 10th Fiscal Period and currently stands at 97.8%, this remains a very high rate. As a result, FCR achieved operating revenue of 762 million yen and recurring income of 229 million yen during the 11th Fiscal Period, performing virtually according to plan.

Because FCR did not acquire any new properties or sell any existing properties during the 11th Fiscal Period, its portfolio at the end of the 11th Fiscal Period (April 30, 2011) shows no change since the end of the 10th Fiscal Period and contains 19 properties, with a total acquisition value of 23.415 billion yen and a total rental floor area of 34,026.33m2.

(3)	Overview of Fund Procurement

Although there was no new procurement of funds during the 11th Fiscal Period, FCR carried out a principal repayment of 49 million yen in accordance with existing loan agreements. As a result, as of the end of April 2011, FCR has 9.292 billion yen in loans outstanding, and its interest bearing liabilities as a ratio of total assets stands at 37.1%.

(4)	Overview of Business Results and Dividends

As a result of the management activities described above, FCR recorded operating revenue of 762 million yen, operating income of 389 million yen, recurring income of 229 million yen, and net income of 224 million yen for the 11th Fiscal Period.

With regard to dividends, FCR intends to include in deductible expenses the maximum allowable amount of profit-based distributions through the application of special provisions to taxation (Article 67-15 of the Law on Special Measures Concerning Taxation) and has decided to distribute all unappropriated profits during the 11th Fiscal Period, excluding any distribution per investment unit that is equal to less than one yen. As a result, it was decided that the dividend per investment unit would be 6,856 yen.

3.	Capital Increases

No capital increases were carried out during the 11th Fiscal Period. An outline of capital increases during the 10th Fiscal Period and earlier is set out below.

Date	Summary	No. of units issued		Total amount (thousands of yen)		Notes
		Increase or decrease	Balance	Increase or decrease	Balance
June 23, 2005	private offering	400	400	200,000	200,000	(Note 1)
October 12, 2005	public offering	32,300	32,700	14,728,800	14,928,800	(Note 2)

Note 1:	FCR had an initial issue price of 500,000 yen per unit.

Note 2:	FCR issued new investment units through a public offering at an issue price of 475,000 yen per unit (subscription price: 456,000 yen) for the purpose of procuring funds to acquire new properties, etc.

Unit Market Price Performance

The highest and lowest closing prices for FCR units on the Tokyo Stock Exchange for each FCR fiscal period are set out below.

Fiscal Period	7th Period from November 1, 2008 to April 30, 2009	8th Period from May 1, 2009 to October 31, 2009	9th Period from November 1, 2009 to April 30, 2010	10th Period from May 1, 2010 to October 31, 2010	11th Period from November 1, 2010 to April 30, 2011
Maximum	¥172,800	¥218,600	¥304,000	¥259,900	¥300,000
Minimum	¥130,100	¥166,000	¥166,000	¥220,100	¥224,100

4.	Dividend Performance

The dividend per unit for the 11th Fiscal Period is 6,856 yen, and FCR intends to apply special provisions (Article 67-15 of the Law on Special Measures Concerning Taxation) for imposition of corporation tax by deducting, as a deductible expense, an amount equivalent to profit-based distributions from FCR’s taxable income and will distribute almost all of its unappropriated profits for the 11th Fiscal Period.

Fiscal Period	7th Period From November 1, 2008 to April 30, 2009		8th Period From May 1, 2009 to October 31, 2009		9th Period From November 1, 2009 to April 30, 2010		10th Period From May 1, 2010 to October 31, 2010		11th Period From November 1, 2010 to April 30, 2011
Total unappropriated profits for relevant fiscal period		¥261,619,000		¥252,917,000		¥168,893,000		¥205,821,000		¥224,215,000

Total retained profits		¥19,000		¥16,000		¥30,000		¥7,000		¥24,000
Total cash dividends		¥261,600,000		¥252,901,000		¥168,862,000		¥205,813,000		¥224,191,000
(Dividend per unit)		¥(8,000)		¥(7,734)		¥(5,164)		¥(6,294)		¥(6,856)
Dividend from profits		¥261,600,000		¥252,901,000		¥168,862,000		¥205,813,000		¥224,191,000
(per unit)		¥(8,000)		¥(7,734)		¥(5,164)		¥(6,294)		¥(6,856)
Capital contribution refunds		¥—		¥—		¥—		¥—		¥—
(per unit)	¥	(—)	¥	(—)	¥	(—)	¥	(—)	¥	(—)

5.	Future Management Policy and Issues

(1)	Management Policy and Issues

In accordance with the basic policy set out in its articles of incorporation, FCR aims to secure stable income over the medium to long term and mainly targets investment in properties used as residential facilities or hotel accommodation located primarily in central Tokyo and also in the greater Tokyo metropolitan area and in ordinance-designated cities.

Although the Japanese economy and real estate markets continue to experience harsh conditions, properties within the 23 wards of Tokyo account for 81.48% of the entire portfolio held by FCR (which is a weighted average ratio based on acquisition price), and portfolio value is reinforced by solid demand arising from the increase of households due to the influx of people into Tokyo’s wards and the trend towards smaller households as families become more nuclear in structure. The properties in the portfolio have maintained stable rent levels and a high occupancy rate since FCR’s listing in October 2005, and the portfolio’s foundation for generating income is solid.

With regard to the real estate market in the future, it is expected that the Japanese economy will continue to be unstable, there are concerns that delayed recovery and reconstruction after the Great East Japan Earthquake will cause a further downturn in the business climate, and it has become increasingly vital to scrutinize the effects these factors will have on the rental housing market. In light of these circumstances, FCR will maintain its sharp focus on future supply and demand trends in the medium to long term, and in addition to committing to management of outstanding properties that promise increased profitability and stable growth in terms of asset value, FCR will explore the potential of a variety of measures for ensuring the stability of FCR’s revenue base.

As stated below in “3. Other Matters” under “Miscellaneous,” on February 18, 2011 FCR decided not to convene a general meeting of FCR’s unitholders for the purpose of resolving to dissolve FCR, which had been requested by SJ Securities LLC.

(2)	Financial Strategy

By seeking to achieve long-term stable management of its assets, FCR has endeavored to accurately ascertain the status of the real estate market and financial and capital market trends and maintain the soundness of its financial condition while remaining conscious of the degree of financial leverage it retains. In the future, FCR will seek to continue to increase dividends by reducing fund procurement costs, will aim to procure funds in a flexible manner when looking to acquire new properties, and will diligently strive to maintain and expand its relationships with finance providers while developing a well-structured network of banks that assist in fund procurement.

6.	Subsequent Material Events

No material events have occurred since the settlement of accounts.

Overview of FCR

1.	Investment Units and Unitholders

Fiscal Period	7th Apr 30, 2009	8th Oct 31, 2009	9th Apr 30, 2010	10th Oct 31, 2010	11th Apr 30, 2011
Total Number of Investment Units Issuable	2,000,000 units	2,000,000 units	2,000,000 units	2,000,000 units	2,000,000 units
Total Number of Investment Units Issued	32,700 units	32,700 units	32,700 units	32,700 units	32,700 units
Unitholders’ Capital	¥14,928 million	¥14,928 million	¥14,928 million	¥14,928 million	¥14,928 million
Number of Unitholders	2,585	2,572	2,267	2,205	2,064

2.	Major Unitholders

Major unitholders as of April 30, 2011 are as follows:

Name or Company Name	Address	Number of Units Owned	Ownership Ratio
		(Units)	(%)
Ichigo Trust	3-11-1 Nihonbashi, Chuo-ku, Tokyo	13,613	41.62
Goldman Sachs & Co. Regular Account	Roppongi Hills Mori Tower, 6-10-1 Roppongi, Minato-ku, Tokyo	7,601	23.24
The Nomura Trust and Banking Co., Ltd. (investment trust account)	2-2-2 Otemachi, Chiyoda-ku, Tokyo	1,900	5.81
Japan Trustee Services Bank, Ltd. (trust account)	1-8-11 Harumi, Chuo-ku, Tokyo	1,513	4.62
Aiden Co., Ltd.	1 Yamazaki-shioya, Sobue-cho, Inazawa City, Aichi	644	1.96
The Okinawa Kaiho Bank, Ltd.	2-9-12 Kumoji, Naha City, Okinawa	580	1.77
Trust & Custody Services Bank, Ltd. (Securities Investment Trust Account)	Harumi Island Triton Square Office Tower Z, 1-8-12 Harumi, Chuo-ku, Tokyo	478	1.46
Nomura Securities Co., Ltd.	1-9-1 Nihonbashi, Chuo-ku, Tokyo	313	0.95
Minami Nippon Bank, Ltd.	1-1 Yamashita-cho, Kagoshima City, Kagoshima	235	0.71
Fund Creation REIT Advisers Co., Ltd.	6th Floor, Roppongi Hills Keyakizaka Terrace, 6-15-1 Roppongi, Minato-ku, Tokyo	200	0.61

Total		27,077	82.80

(Note)	“Ownership Ratio” is rounded down to the second decimal place.

According to the Large-Scale Holding Reports filed before June 10, 2011, the large unitholders are Ichigo Asset Management International, Pte. Ltd., holding 13,688 units (as described in the report filed on May 13, 2011, with an ownership ratio of 41.86%), and FAL Holdings Pte. Ltd., holding 7,600 units (as described in the report filed on June 10, 2011, with an ownership ratio of 23.24%).

3.	Officers

The executive director, supervisory directors, and accounting auditor for the 11th Fiscal Period are as follows:

Title	Name or Company Name	Principal Concurrent Positions	Total Compensation of for the Relevant Fiscal Period
			(thousand yen)
Executive director	Yoshihiro Takatsuka	Representative Director of R’s Consulting Kabushiki Kaisha	4,800
Supervisory directors	Melvin Igarashi	Director of TMF Japan Kabushiki Kaisha	6,000
	Takaaki Fukunaga	Representative of Fukunaga Certified Public Accountant Office Representative Director of Global Solutions Consulting Co., Ltd. Director of Mirai Kabushiki Kaisha
Accounting auditor	Sanyu & Co.	—	7,000

(Note)	The executive director and supervisory directors do not own any investment units of FCR under their names or under other names. Also, although the supervisory directors may be an officer of a company other than the company indicated above, the supervisory directors, including the concurrent positions indicated above, have no interest in FCR.

4.	Asset Management Company, Asset Custody Company, and General Administrative Service Providers

The asset management company and other companies as of April 30, 2011 are as follows:

Classification of Delegation	Name or Company Name
Asset management company	Fund Creation REIT Advisers Co., Ltd.

Asset custody company	The Chuo Mitsui Trust and Banking Company, Limited
General administrative service provider (administration of unitholders register, etc.)
General administrative service provider (organizational administration)

General administrative service provider (tax payments, etc.)	Heiseikaikeisha Tax Corporation
General administrative service provider (accounting, etc.)

Assets Under Management

1.	Asset Composition

Form of Ownership	Area	Asset Type	10th Fiscal Period As of October 31, 2010		11th Fiscal Period As of April 30, 2011
			Total Amount Held	Holding Ratio	Total Amount Held	Holding Ratio
			(million yen)	(%) (Note 4)	(million yen)	(%) (Note 4)
Real estate	6 inner Tokyo wards and 4 south Tokyo wards	Rental housing	450	1.8	449	1.8
	6 inner Tokyo wards and 4 south Tokyo wards	Rental housing	16,100	64.1	16,039	64.0
Real estate trust beneficial interest	Other areas of Tokyo	Rental housing	2,450	9.8	2,436	9.7
	Ordinance designated cities, etc.	Rental housing	957	3.8	950	3.8
	Ordinance designated cities, etc.	Hotels	3,273	13.0	3,255	13.0

Subtotal			23,232	92.5	23,130	92.2

Deposits and Other Assets			1,894	7.5	1,946	7.8

Total Assets			25,127	100.0	25,076	100.0

(Note 1)	“Total Amount Held” is based on the amount recorded in the balance sheet as of April 30, 2011 (or, for “Real estate and real estate trust beneficial interest,” book value after depreciation).

(Note 2)	Surface rights and land lease rights that are held together with buildings are combined with the buildings and shown in the “Real estate” row.

(Note 3)	The areas are as described below.

6 inner Tokyo wards and 4 south Tokyo wards: Minato-ku, Chiyoda-ku, Chuo-ku, Shibuya-ku, Shinjuku-ku, and Bunkyo-ku, Tokyo, and Shinagawa-ku, Setagaya-ku, Meguro-ku, and Ota-ku, Tokyo

Other areas of Tokyo: Areas in Tokyo other than the 6 inner Tokyo wards and 4 south Tokyo wards described above

Ordinance designated cities, etc.: Cities, etc. designated by ordinance and that are not in the Tokyo metropolitan area (Yokohama City, Kawasaki City, Saitama City and Chiba City)

(Note 4)	“Holding Ratio” is rounded off to the first decimal place.

2.	Principal Assets

The following is an overview of the principal assets held by FCR as of April 30, 2011 (i.e., top 10 properties with respect to book value):

Name	Book Value	Net Leasable Area	Leased Area	Occupancy	Rent Income Ratio	Asset Type
	(million yen)	(m2)	(m2)	(%)	(%)
Falcon Shinsaibashi Building	3,255	5,759.84	5,759.84	100.0	18.0	Hotel
ForeCity Akihabara	2,473	3,452.29	3,452.29	100.0	8.8	Rental housing
ForeCity Roppongi	1,711	1,663.87	1,604.83	96.5	6.3	Rental housing
ForeCity Toyosu	1,377	3,058.24	3,058.24	100.0	6.8	Rental housing
ForeCity Tomigaya	1,371	2,105.94	1,996.74	94.8	6.7	Rental housing
Bureau Takanawadai	1,343	1,677.88	1,677.88	100.0	4.9	Rental housing (SA)
ForeCity Azabujuban No.2	1,241	1,177.20	1,046.40	88.9	5.0	Rental housing
ForeCity Azabujuban	1,123	1,111.20	1,018.60	91.7	4.7	Rental housing
ForeCity Ryogoku	1,059	1,572.39	1,572.39	100.0	4.5	Rental housing
ForeCity Sasazuka	1,033	1,452.61	1,452.61	100.0	3.9	Rental housing

Total	15,990	23,031.46	22,639.82	98.3	69.5

(Note 1)	With respect to the trust beneficial interests whose trust assets are real estate, the investment corporation has adopted an accounting policy under which all of the asset and liability accounts within those trust assets and the revenue and expense accounts arising with respect to trust assets are recorded in the relevant account titles of the balance sheets and the profit and loss statements.

(Note 2)	“SA” is an abbreviation for “serviced apartment.”

3.	Details of Assets

As of April 30, 2011, details of the assets (such as real estate or trust beneficial interests whose principal trust assets are real estate) held by FCR are as follows:

Name		Address (Description of Building)	Form of Ownership	Net Leasable Area	Appraisal Value at the End of the Fiscal Period (Note)	Book Value at the End of the Fiscal Period
				(m2)	(million yen)	(million yen)
A-1	ForeCity Roppongi	2-2-11 Roppongi, Minato-ku, Tokyo	Beneficial interest	1,663.87	1,340	1,711
A-2	ForeCity Azabujuban	1-10-6 Mita, Minato-ku, Tokyo	Beneficial interest	1,111.20	1,070	1,123
A-3	ForeCity Azabujuban No.2	1-1-18 Mita, Minato-ku, Tokyo	Beneficial interest	1,177.20	1,150	1,241
A-5	Bureau Takanawadai	2-26-9 Shirokanedai, Minato-ku, Tokyo	Beneficial interest	1,677.88	1,010	1,343
A-6	ForeCity Shirokanedai	2-26-15 Shirokanedai, Minato-ku, Tokyo	Beneficial interest	927.90	643	808
A-7	B-Site Hamamatsucho	1-16-11 Hamamatsucho, Minato-ku, Tokyo	Beneficial interest	821.84	529	693
A-8	ForeCity Akihabara	3-35-1 Kanda Sakumacho, Chiyoda-ku, Tokyo	Beneficial interest	3,452.29	1,970	2,473
A-9	Sweet One Court	2-2-15 Irifune, Chuo-ku, Tokyo	Beneficial interest	1,030.63	617	770
A-10	B-site Ginza East	2-7-3 Shintomi, Chuo-ku, Tokyo	Beneficial interest	1,332.87	713	934
A-12	ForeCity Sasazuka	2-7-8 Sasazuka, Shibuya-ku, Tokyo	Beneficial interest	1,452.61	836	1,033
A-13	Gran Presso Kawadacho	3-26 Kawadacho, Shinjuku-ku, Tokyo	Beneficial interest	667.16	456	607
A-14	ForeCity Sakurashinmachi	2-30-1 Sakurashinmachi, Setagaya-ku, Tokyo	Beneficial interest	1,182.96	711	914
A-16	ForeCity Shinkamada	1-15-10 Shinkamada, Ota-ku, Tokyo	Beneficial interest	1,756.33	890	1,011
A-18	ForeCity Nakaochiai	4-1-17 Nakaochiai, Shinjuku-ku, Tokyo	Real estate	599.30	351	449
A-19	ForeCity Tomigaya	2-16-14 Tomigaya, Shibuya-ku, Tokyo	Beneficial interest	2,105.94	1,500	1,371

	Subtotal			20,959.98	13,786	16,488

B-1	ForeCity Ryogoku	1-28-6 Midori, Sumida-ku, Tokyo	Beneficial interest	1,572.39	984	1,059
B-2	ForeCity Toyosu	1-1-8 Shinonome, Koto-ku, Tokyo	Beneficial interest	3,058.24	1,500	1,377

	Subtotal			4,630.63	2,484	2,436

D-1	Falcon Shinsaibashi Building	1-15-15 Higashi-Shinsaibashi, Chuo-ku, Osaka City, Osaka	Beneficial interest	5,759.84	2,970	3,255
D-2	ForeCity Nishihonmachi	1-14-20 Nishihonmachi, Nishi-ku, Osaka City, Osaka	Beneficial interest	2,675.88	952	950

	Subtotal			8,435.72	3,922	4,205

	Total			34,026.33	20,192	23,130

(Note)	The “Appraisal Value at the End of the Fiscal Period” column indicates an appraisal value based on an appraisal by a real estate appraiser as of the value estimate date that was April 30, 2011 (based on the real estate appraisal report prepared by Daiwa Real Estate Appraisal Co., Ltd. and Japan Real Estate Institute as of the value estimate date that was the accounting date) under the Articles of Incorporation of FCR and the Cabinet Office Ordinance Regarding Calculation of the Investment Corporation (Cabinet Office ordinance No. 47 of 2006; as amended).

The following is an outline of the leasing status of each property held by FCR:

		10th Fiscal Period Period from May 1, 2010 to October 31, 2010				11th Fiscal Period Period from November 1, 2010 to April 30, 2011
Name		Number of Tenants (Note 1)	Occupancy (Note 2)	Leasing Activity Income	Leasing Activity Income Ratio	Number of Tenants (Note 1)	Occupancy (Note 2)	Leasing Activity Income (thousand yen)	Leasing Activity Income Ratio
			(%)	(thousand yen)	(%)		(%)		(%)
A-1	ForeCity Roppongi	1	98.7	47,188	6.1	1	96.5	47,666	6.3
A-2	ForeCity Azabujuban	1	97.9	36,069	4.7	1	91.7	35,477	4.7
A-3	ForeCity Azabujuban No.2	1	100.0	37,189	4.8	1	88.9	37,947	5.0
A-5	Bureau Takanawadai	1	100.0	37,245	4.8	1	100.0	37,245	4.9
A-6	ForeCity Shirokanedai	1	95.0	25,271	3.3	1	95.0	24,979	3.3
A-7	B-Site Hamamatsucho	1	100.0	20,925	2.7	1	100.0	20,925	2.7
A-8	ForeCity Akihabara	1	100.0	69,842	9.1	1	100.0	67,096	8.8
A-9	Sweet One Court	1	97.1	24,663	3.2	1	90.0	24,014	3.2
A-10	B-site Ginza East	1	100.0	29,040	3.8	1	100.0	29,040	3.8
A-12	ForeCity Sasazuka	1	100.0	30,075	3.9	1	100.0	30,018	3.9
A-13	Gran Presso Kawadacho	1	97.1	17,016	2.2	1	100.0	18,435	2.4
A-14	ForeCity Sakurashinmachi	1	92.6	24,792	3.2	1	96.8	27,520	3.6
A-16	ForeCity Shinkamada	1	100.0	37,249	4.9	1	89.8	36,350	4.8
A-18	ForeCity Nakaochiai	1	100.0	13,022	1.7	1	100.0	12,351	1.6
A-19	ForeCity Tomigaya	1	94.9	50,752	6.6	1	94.8	50,714	6.7
B-1	ForeCity Ryogoku	1	100.0	33,785	4.4	1	100.0	34,130	4.5
B-2	ForeCity Toyosu	1	100.0	52,653	6.9	1	100.0	52,040	6.8
D-1	Falcon Shinsaibashi Building	1	100.0	142,222	18.5	1	100.0	137,296	18.0
D-2	ForeCity Nishihonmachi	1	100.0	38,993	5.1	1	100.0	38,928	5.1

	Total	19	99.0	768,000	100.0	19	97.8	762,178	100.0

(Note 1)	The “Total Number of Tenants” column indicates the total number of tenants with which lease agreements were validly executed with FCR or the trustee as the lessor as the end of the fiscal period. If a master lease agreement is executed, the number of tenants is deemed to be one tenant.

(Note 2)	The “Occupancy rate” column indicates the ratio of the leased area to the net leasable area of the real estate or real estate in trust at the end of the fiscal period. This ratio is rounded off to the first decimal place.

4.	Other Assets

The trust beneficial interests, etc. whose principal trust assets are real estate are collectively indicated in “3. Details of Assets” described above. As of April 30, 2011, FCR does not invest in any principal assets that are the main investable assets for FCR, other than those indicated in “3. Details of Assets.”

Capital Expenditures

1.	Scheduled Capital Expenditures

As of April 30, 2011, the principal capital expenditures associated with currently planned renovation activity are as follows. Note that the below expenditures include items which will be classified as expenses for accounting purposes.

			Scheduled Amount (thousand yen)
Name (Address)	Purpose	Scheduled Period	Total Amount	Amount to be Paid in the 11th Fiscal Period	Total Amount Paid
ForeCity Roppongi (Minato-ku, Tokyo)	Replacement of transportable fire extinguisher	June 2011 to July 2011	520	—	—
ForeCity Azabujuban No.2 (Minato-ku, Tokyo)	Expenses for planting bushes	July 2011	150	—	—
ForeCity Azabujuban No.2 (Minato-ku, Tokyo)	Overhaul of booster feed-water pump	September 2011	400	—	—
ForeCity Shirokanedai (Minato-ku, Tokyo)	Replacement of transportable fire extinguisher	July 2011 to August 2011	320	—	—
B-Site Hamamatsucho (Minato-ku, Tokyo)	Overhaul of booster feed-water pump	August 2011	400	—	—
Sweet One Court (Chuo-ku, Tokyo)	Ditch digging at the entrance of the bicycle parking space on the first floor	May 2011	430	—	—
Sweet One Court (Chuo-ku, Tokyo)	Installation of IH stoves	June 2011	130	—	—
Sweet One Court (Chuo-ku, Tokyo)	Replacement of water stop valves for sprinkler equipment	July 2011	450	—	—
B-site Ginza East (Chuo-ku, Tokyo)	Replacement of drainage pump	May 2011	146	—	—
B-site Ginza East (Chuo-ku, Tokyo)	Overhaul of booster feed-water pump	August 2011	400	—	—
Gran Presso Kawadacho (Shinjuku-ku, Tokyo)	Installation of ventilation fans at the entrance hall	July 2011	400	—	—
ForeCity Sakurashinmachi (Setagaya-ku, Tokyo)	Replacement of O-rings for feed-water pump	June 2011	200	—	—
ForeCity Shinkamata (Ota-ku, Tokyo)	Installation of dividing fences at parking lot No. 2	July 2011	240	—	—
ForeCity Nakaochiai (Shinjuku-ku, Tokyo)	Removal of blindfold panels on the first floor	September 2011	230	—	—
Falcon Shinsaibashi Building (Chuo-ku, Osaka City)	Expenses for renewal of pumps, etc.	July 2011 to October 2011	600	—	—

2.	Capital Expenditures during the 11th Fiscal Period

As of April 30, 2011, capital expenditures by FCR during the 11th Fiscal Period are as follows. The amount of capital expenditure for the 11th Fiscal Period is 2.827 million yen, and repair expenses that are leasing activity expenses for the 11th Fiscal Period amount to 13.968 million yen. The total amount expended by FCR is 16.795 million yen.

Name (Address)	Purpose	Period of Work	Amount Paid
			(thousand yen)
ForeCity Azabujuban No.2 (Minato-ku, Tokyo)	Repair of cracks in parapets on rooftop	November 2010	1,123
ForeCity Azabujuban No.2 (Minato-ku, Tokyo)	Replacement of TV boosters	March 2011	124
ForeCity Nakaochiai (Shinjuku-ku, Tokyo)	Replacement of sashes for Room No. 103	April 2011	183
ForeCity Tomigaya (Shibuya-ku, Tokyo)	Replacement of sewage pump	March 2011	175
Falcon Shinsaibashi Building (Osaka City, Osaka)	Replacement of cogeneration hot-water pump	December 2010	120
Falcon Shinsaibashi Building (Osaka City, Osaka)	TV repair work	January 2011	840
Falcon Shinsaibashi Building (Osaka City, Osaka)	Countermeasures for odors in basement manholes	February 2011	140
Falcon Shinsaibashi Building (Osaka City, Osaka)	Replacement of cogeneration hot-water pump	March 2011	120

Total			2,827

3.	Money Reserved for Long-Term Repair Plan

FCR has reserved the following amounts for repairs for the purpose of appropriating funds for future medium- and long-term large-scale repairs and other activity based on the long-term repair plan designed for each property.

	(Unit: thousand yen)
Fiscal Period	7th Period From November 1, 2008 to April 30, 2009	8th Period From May 1, 2009 to October 31, 2009	9th Period From November 1, 2009 to April 30, 2010	10th Period From May 1, 2010 to October 31, 2010	11th Period From November 1, 2010 to April 30, 2011
Reserve Balance at the End of the 10th Fiscal Period	111,855	140,726	170,175	201,879	244,625
Reserve Amount for the 11th Fiscal Period	32,294	32,294	42,746	42,746	44,365
Deducted Amount from the Reserve for the 11th Fiscal Period	3,423	2,845	11,042	0	4,441
Amount Carried Over to the 12th Fiscal Period	140,726	170,175	201,879	244,625	284,549

Expenses and Liabilities

1.	Breakdown of Expenses for Management

	(Unit: thousand yen)
Items	10th Fiscal Period Period From May 1, 2010 to October 31, 2010	11th Fiscal Period Period From November 1, 2010 to April 30, 2011
(a) Asset management fee	57,031	56,675
(b) Asset custody fee	2,519	2,482
(c) General administrative fee	9,574	9,368
(d) Executive compensation	4,365	10,800
(e) Other expenses	43,977	45,249

Total	117,468	124,575

2.	Debt

Liabilities as of April 30, 2011 are as follows:

		Borrow Date	Loan Outstanding at the End of the 10th Fiscal Period	Loan Outstanding at the End of the 11th Fiscal Period	Average Interest Rate	Repayment Date	Repayment Method	Purpose	Notes

Classification
	Lender
			(million yen)	(million yen)	(%)
Long-term Loan	The Tokyo Star Bank, Limited	January 29, 2010	5,566	5,542	3.07500 (Fixed)	January 29, 2013 (Note 1)	Installment repayment (Note 1)	Refinancing	Secured Unguaranteed (Note 3)
	The Tokyo Star Bank, Limited	March 31, 2010	3,775	3,750	3.18750 (Fixed)	March 31, 2013 (Note 2)	Installment repayment (Note 2)	Purchase	Secured Unguaranteed (Note 4)

	Subtotal		9,341	9,292

	Total		9,341	9,292

(Note 1)	Starting with the first repayment on June 15, 2010, FCR repays 12 million yen on the 15th day of every subsequent third month, and repays the loan outstanding on January 29, 2013.

(Note 2)	Starting with the first repayment on June 15, 2010, FCR repays 12.5 million yen on the 15th day of every subsequent third month, and repays the loan outstanding on March 31, 2013.

(Note 3)	The following properties are used as collateral:

ForeCity Roppongi, ForeCity Azabujuban, ForeCity Azabujuban No.2, ForeCity Shirokanedai, ForeCity Akihabara, Sweet One Court, ForeCity Sasazuka, ForeCity Kawadacho, ForeCity Shinkamata, and ForeCity Ryogoku

(Note 4)	The following properties are used as collateral:

B-Site Hamamatsucho, B-site Ginza East, ForeCity Tomigaya, ForeCity Toyosu, Falcon Shinsaibashi Building, and ForeCity Nishihonmachi

3.	Investment Corporation Bonds

Not applicable.

Acquisitions and Dispositions during the 11th Fiscal Period

1.	Acquisitions and Dispositions of Real Estate and Asset Backed Securities, etc.

Not applicable

2.	Acquisitions and Dispositions of Other Assets

Other principal assets other than real estate and asset backed securities, etc. described above are mainly bank deposits or bank deposits in the trust assets.

3.	Valuation Activity with respect to Specified Assets

Not applicable

4.	Transactions with Interested Persons, Etc. and Major Shareholders

(1)	Transactions

Not applicable

(2)	Fees

Not applicable

5.	Transactions with Asset Management Company Relating to Business in which Asset Management Company Concurrently Engages

This is not applicable because the asset management company (Fund Creation REIT Advisers Co., Ltd.) does not concurrently engage in a type I financial instruments business, a type II financial instruments business, a building lots and buildings transaction business, or a real estate specified joint enterprise.

Accounting

1.	Assets, Liabilities, Capital Contributions, Profits, and Losses

For assets, liabilities, capital contributions profits, and losses, please see “II. Balance Sheet,” “III. Statement of Income,” “IV. Statement of Unitholders’ Equity,” “V. Notes” and “VI. Dividend Statement.”

2.	Change in Calculation Method of Depreciation Amount

Not applicable

3.	Change in Appraisal Method of Real Estate

Not applicable

Miscellaneous

1.	Notices

Not applicable

2.	Investment Trust Beneficiary Certificates Created by FCR

Not applicable

3.	Other Matters

(1)	With respect to the request for convocation of a general meeting of unitholders of FCR received from SJ Securities, L.L.C. on November 24, 2010 for the purpose of dissolving FCR, FCR decided on February 18, 2011 that it would not convene a general meeting of unitholders based on the request.

(2)	Except as specifically indicated, in this report fractions of monetary amounts are rounded down to the figures shown, and fractions of percentage points are rounded off to the figures shown.

II. Balance Sheet

	(Unit: thousand yen)
	10th Fiscal Period (Reference) (As of October 31, 2010)		11th Fiscal Period (As of April 30, 2011)
Assets
Current Assets
Cash and deposits		666,436		699,282
Cash and deposits in trust	*1	1,129,283	*1	1,159,478
Operating accounts receivable		6,592		7,029
Prepaid expenses		37,333		42,281
Deferred tax assets		18		19
Other		2,975		2,288

Total Current Assets		1,842,640		1,910,380

Noncurrent Assets
Property, plant and equipment
Buildings		127,221		127,405
Accumulated depreciation		Δ12,375		Δ13,866

Buildings, net		114,845		113,538

Structures		2,842		2,842
Accumulated depreciation		Δ362		Δ405

Structures, net		2,480		2,437

Tools, furniture and fixtures		4,827		4,827
Accumulated depreciation		Δ909		Δ1,018

Tools, furniture and fixtures, net		3,917		3,808

Land		329,736		329,736
Buildings in trust		7,146,589		7,148,268
Accumulated depreciation		Δ722,219		Δ813,842

Buildings in trust, net	*1	6,424,369	*1	6,334,426

Structures in trust		41,367		42,207
Accumulated depreciation		Δ5,432		Δ6,161

Structures in trust, net	*1	35,935	*1	36,046

Machinery and equipment in trust		62,977		62,977
Accumulated depreciation		Δ9,617		Δ10,796

Machinery and equipment in trust, net	*1	53,359	*1	52,181

Tools, furniture and fixtures in trust		575,362		575,487
Accumulated depreciation		Δ94,368		Δ104,489

Tools, furniture and fixtures in trust, net	*1	480,994	*1	470,997

Land in trust	*1	15,787,122	*1	15,787,122

Total property, plant and equipment		23,232,762		23,130,295

Intangible assets
Other		48		48

Total intangible assets		48		48

Investments and other assets
Lease and guarantee deposit		10,000		10,000
Long-term prepaid expenses		41,666		25,833

Total investments and other assets		51,666		35,833

Total Noncurrent Assets		23,284,477		23,166,176

Total Assets		25,127,117		25,076,556

	(Unit: thousand yen)
	10th Fiscal Period (Reference) (As of October 31, 2010)		11th Fiscal Period (As of April 30, 2011)
Liabilities
Current Liabilities
Current portion of long-term loans payable	*1	98,000	*1	98,000
Accounts payable – other		11,656		8,415
Accounts payable		135,315		119,167
Income taxes payable		925		974
Advances received		72,092		72,586
Reserve for loss on disaster		—		4,644
Other		5,058		4,059

Total Current Liabilities		323,048		307,849

Noncurrent Liabilities
Long-term loans payable	*1	9,243,000	*1	9,194,000
Tenant leasehold and security deposits		2,164		2,164
Tenant leasehold and security deposits in trust		424,282		419,526

Total Noncurrent Liabilities		9,669,447		9,615,691

Total Liabilities		9,992,496		9,923,541

Net Assets
Unitholders’ Equity
Unitholders’ capital		14,928,800		14,928,800
Surplus
Unappropriated retained earnings (undisposed loss)		205,821		224,215

Total surplus		205,821		224,215

Total Unitholders’ Equity		15,134,621		15,153,015

Total Net Assets	*2	15,134,621	*2	15,153,015

Total Liabilities and Net Assets		25,127,117		25,076,556

III. Statement of Income

	(Unit: thousand yen)
	10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010		11th Fiscal Period Period from November 1, 2010 to April 30, 2011
Operating revenue
Rental income - real estate	*1	760,535	*1	756,548
Other leasing activity revenue	*1	7,464	*1	5,630

Total operating revenue		768,000		762,178

Operating expenses
Expenses related to leasing activity	*1	257,371	*1	248,233
Asset management fee		57,031		56,675
Asset custody fee		2,519		2,482
Administrative service fees		9,574		9,368
Auditor’s fee		7,000		7,000
Director’s compensation		4,365		10,800
Other operating expenses		36,977		38,249

Total operating expenses		374,839		372,808

Operating income		393,161		389,370

Non-operating income
Interest income		315		198
Interest on refund		94		—
Refund of unpaid distribution		256		249
Miscellaneous income		0		—

Total non-operating income		667		447

Non-operating expenses
Interest expenses		147,321		144,156
Borrowing-related expenses		16,841		15,801

Total non-operating expenses		164,163		159,957

Ordinary income		229,664		229,859

Extraordinary loss
Offering (cancellation) related expenses		22,892		—
Provision for reserve for loss on disaster		—	*2	4,644

Total extraordinary loss		22,892		4,644

Income before income taxes		206,772		225,215

Income taxes - current		980		1,008
Income taxes - deferred		1		Δ1

Total income taxes		981		1,007

Net income		205,790		224,207

Net earnings brought forward		30		7

Unappropriated retained earnings (undisposed loss)		205,821		224,215

IV. Statement of Unitholders’ Equity

	(Unit: thousand yen)
	10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010		11th Fiscal Period Period from November 1, 2010 to April 30, 2011
Unitholders’ Equity
Unitholders’ capital
Balance at end of the prior period		14,928,800		14,928,800
Changes during the period		—		—

Total changes during the period		—		—

Balance at end of the period	*1	14,928,800	*1	14,928,800

Surplus
Unappropriated retained earnings (undisposed loss)
Balance at end of the prior period		168,893		205,821
Changes during the period
Dividends from surplus		Δ168,862		Δ205,813
Net income		205,790		224,207

Total changes during the period		36,927		18,393

Balance at end of the period		205,821		224,215

Total unitholders’ equity
Balance at end of the prior period		15,097,693		15,134,621
Changes during the period
Dividends from surplus		Δ168,862		Δ205,813
Net income		205,790		224,207

Total changes during the period		36,927		18,393

Balance at end of the period		15,134,621		15,153,015

Total Net Assets
Balance at end of the prior period		15,097,693		15,134,621
Changes during the period
Dividends from surplus		Δ168,862		Δ205,813
Net income		205,790		224,207

Total changes during the period		36,927		18,393

Balance at end of the period		15,134,621		15,153,015

V. Notes

Going Concern Warning

10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010	11th Fiscal Period Period from November 1, 2010 to April 30, 2011
Not applicable	Not applicable

Significant Accounting Policies

Period
Item	10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010	11th Fiscal Period Period from November 1, 2010 to April 30, 2011

1. Depreciation method of fixed assets

(i) Property, plant and equipment (including trust assets)

The straight-line method has been adopted.

The service lives of property, plant and equipment are as follows:

Buildings: 3 to 47 years

Structures: 10 to 30 years

Machinery and equipment: 10 to 27 years

Tools, furniture and fixtures: 6 to 30 years

(i) Property, plant and equipment (including trust properties) Same as the left column

	(ii) Long-term prepaid expenses The straight-line method has been adopted.	(ii) Long-term prepaid expenses Same as the left column

2. Basis for recording incomes and expenses

Accounting process of fixed asset tax, etc.

For fixed asset tax, city planning tax, depreciable asset tax, etc. imposed on held real estate, etc., a method has been adopted that treats the amount of those taxes to be levied and to be paid for the period as expenses related to rent business.

Same as the left column

3. Basis for recording reserve	—

Reserve for loss on disaster

An estimated amount at the end of the period has been recorded in anticipation of the expenditure of restoration expenses, etc. for the assets devastated in the Great East Japan Earthquake.

Period
Item	10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010	11th Fiscal Period Period from November 1, 2010 to April 30, 2011

4. Other significant basic matters for preparation of financial statements

(i) Accounting process of trust beneficiary rights of trust assets of real estate, etc.

With respect to trust beneficial interests whose trust assets are held real estate, all of the asset and liability accounts within those trust assets and the revenue and expense accounts arising with respect to those trust assets are recorded in the relevant account ledgers of the balance sheets and the profit and loss statements.

The following significant items of the trust assets that are recorded in the relevant account ledgers are separately registered in the balance sheet.

(1) Cash and deposits in trust

(2) Buildings in trust, structures in trust, machinery and equipment in trust, tools, furniture and fixtures in trust, land in trust

(3) Tenant leasehold and security deposits in trust

(i) Accounting process of trust beneficiary rights of trust properties of real estate, etc. Same as the left column

(ii) Accounting process of consumption taxes

Tax exclusion method has been adopted for the accounting process of consumption tax and local consumption tax.

Non-deductable consumption taxes on assets are included in the acquisition cost of each asset.

(ii) Accounting process of consumption taxes Same as the left column

Changes in Accounting Policy

10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010	11th Fiscal Period Period from November 1, 2010 to April 30, 2011

The “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No.18, March 31, 2008)” and the “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No.21, March 31, 2008) have been applied from the 10th Fiscal Period.

This has no effect on profits or losses.

Not applicable

Changes in Disclosure

10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010	11th Fiscal Period Period from November 1, 2010 to April 30, 2011
Not applicable	Not applicable

Notes to Balance Sheet

10th Fiscal Period (Reference) (As of October 31, 2010)		11th Fiscal Period (As of April 30, 2011)
*1. Collateralized assets and secured debts		*1. Collateralized assets and secured debts

Collateralized assets are as follows:		Collateralized assets are as follows.

	(Unit: thousand yen)		(Unit: thousand yen)

Cash and deposits in trust	1,000,557	Cash and deposits in trust	1,025,549
Buildings in trust	5,903,394	Buildings in trust	5,820,674
Structures in trust	30,427	Structures in trust	30,644
Machinery and equipment in trust	53,359	Machinery and equipment in trust	52,181
Tools, furniture and fixtures in trust	426,900	Tools, furniture and fixtures in trust	418,004
Land in trust	14,101,613	Land in trust	14,101,613

Total	21,516,252	Total	21,448,668
Secured debts are as follows:		Secured debts are as follows.

	(Unit: thousand yen)		(Unit: thousand yen)

Current portion of long-term loans payable in one year	98,000	Current portion of long-term loans payable in one year	98,000
Long-term loans payable	9,243,000	Long-term loans payable	9,194,000

Total	9,341,000	Total	9,292,000

*2. Minimum net asset defined in Article 67, Paragraph 4 of the Law Concerning Investment Trusts and Investment Corporations 50,000 thousand yen		*2. Minimum net assets defined in Article 67, Paragraph 4 of the Law Concerning Investment Trusts and Investment Corporations Same as the left column

Notes to Statement of Income

10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010			11th Fiscal Period Period from November 1, 2010 to April 30, 2011
*1. Breakdown of real estate leasing activity income			*1. Breakdown of real estate leasing activity income

	(Unit: thousand yen	)		(Unit: thousand yen	)
A. Income from real estate leasing activity			A. Income from real estate leasing activity
Rental revenue - real estate			Rental revenue - real estate
Rent and common service charge	709,570		Rent and common service charge	708,345
Parking fees	12,130		Parking fees	12,124
Key money and renewal fees	7,511		Key money and renewal fees	7,423
Other revenues related to property leasing	31,323		Other revenues related to property leasing	28,655

Total	760,535		Total	756,548
Other lease business revenue			Other lease business revenue
Original condition restoration cost compensation	7,464		Original condition restoration cost compensation	5,630

Total	7,464		Total	5,630

Total rental revenues	768,000		Total rental revenues	762,178

B. Expenses for real estate leasing activity			B. Expenses for real estate leasing activity
Expenses related to leasing activity			Expenses related to leasing activity
Property management fee	51,280		Property management fee	48,582
Entrustment fees	12,370		Entrustment fees	10,676
Utilities	29,699		Utilities	27,229
Taxes and public fees	35,451		Taxes and public fees	35,442
Insurance	1,963		Insurance	1,891
Repairs and maintenance	16,048		Repairs and maintenance	13,968
Depreciation	105,212		Depreciation	105,295
Other rental expenses	5,343		Other rental expenses	5,147

Total expenses related to rental activity	257,371		Total expenses related to rental activity	248,233

C. Income from real estate leasing activity (A - B)	510,629		C. Income from real estate leasing activity (A - B)	513,945

—			*2. Provision for reserve for loss on disaster Estimated amount for repair expenses, etc. relating to the Great East Japan Earthquake

Notes to Statement of Unitholders’ Equity

10th Fiscal Period (Reference) (As of October 31, 2010)		11th Fiscal Period (As of April 30, 2011)
*1. Total issuable investment units and issued investment units		*1. Total issuable investment units and issued investment units
Total issuable investment units	2,000,000 units	Same as the left column
Issued investment units	32,700 units

Notes to Tax Effective Accounting

10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010			11th Fiscal Period Period from November 1, 2010 to April 30, 2011
1. Breakdown of deferred tax assets and deferred tax liabilities by principal causes			1. Breakdown of deferred tax assets and deferred tax liabilities by principal causes

	(Unit: thousand yen	)		(Unit: thousand yens)
(Deferred tax assets) Current assets			(Deferred tax assets) Current assets
Accrued business tax not qualifying for deduction	18		Accrued business tax not qualifying for deduction	19

Total deferred tax assets	18		Total deferred tax assets	19

(Net deferred tax assets (current))	18		(Net deferred tax assets (current))	19

2. Breakdown by items of differences if statutory effective tax rate and burden rate of income taxes differ principally after tax effective accounting is applied			2. Breakdown by items of differences if statutory effective tax rate and burden rate of income taxes differ principally after tax effective accounting is applied
	(Unit:	%)		(Unit:	%)

Statutory effective tax rate	39.33		Statutory effective tax rate	3.33
(Adjustment)			(Adjustment)
Payable distribution qualifying for deduction	(39.14)		Payable distribution qualifying for deduction	(39.15)
Other	0.29		Other	0.27

Burden rate of income taxes after tax effective accounting is applied.	0.47		Burden rate of income taxes after tax effective accounting is applied.	0.45

Notes to Financial Instruments

10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010				11th Fiscal Period Period from November 1, 2010 to April 30, 2011

1.      Matters relating to financial instruments

(1)    Policy for financial instruments

FCR aims to secure stable income over the medium to long term and mainly targets investment in and manages specified assets, including real estate.

For fund procurement, FCR’s main policy is to issue investment units, take out loans, or otherwise issue investment corporation bonds.

FCR carries out derivative transactions to avoid risks arising from future fluctuations in interest rates and FCR has a policy to avoid speculative transactions.

In addition, although FCR sometimes invests in securities or monetary claims for the purpose of management of surplus funds, FCR chooses investments by emphasizing safety and liquidity.

				1. Matters relating to financial instruments (1) Policy for financial instruments Same as the left column

(2)   Description of financial instruments and risks thereof, and risk management system

Operating accounts receivables, which are trade receivables, are exposed to the credit risk of clients. With respect to such risk, FCR manages due dates and balances for each client and ascertains the credit standing of major clients.

Borrowed funds are used to purchase real estate and real estate trust beneficial interests (including expenses for purchase thereof), or to refinance existing borrowings. Although the borrowings are exposed to liquidity risk, FCR manages that liquidity risk by causing the investment management department of the asset management company to prepare and update cash management statements and by monitoring compliance with the financial covenants provided for in the loan agreement.

				(2) Description of financial instruments and risks thereof, and risk management system Same as the left column

(3)   Supplemental explanation of matters relating to the market value, etc. of financial instruments

The market value of financial instruments includes the price based on the market price as well as, if there is no market price, the price reasonably calculated. Because certain premises and other conditions are adopted upon calculation of those prices, those prices may be different based on different premises or other conditions.

				(3) Supplemental explanation of matters relating to the market value, etc. of financial instruments Same as the left column

2.      Matters relating to the market value, etc. of financial instruments

The amount recorded in the balance sheet, the market value, and the difference between those two in relation to the financial instruments as of October 31, 2010 are as follows:

Financial instruments whose market value is considered to be significantly difficult to ascertain are not included in the following table. (See Note 2.)

2.      Matters relating to the market value, etc. of financial instruments

The amount recorded in the balance sheet, the market value, and the difference between those two in relation to the financial instruments as of April 30, 2011 are as follows:

Financial instruments whose market value is considered to be significantly difficult to ascertain are not included in the following table. (See Note 2.)

	(Unit: thousand yen)				(Unit: thousand yen)
	Amount Recorded in the Balance Sheet	Market Value	Difference		Amount Recorded in the Balance Sheet	Market Value	Difference
(1) Cash and deposits	666,436	666,436	—	(1) Cash and deposits	699,282	699,282	—
(2) Cash and deposits in trust	1,129,283	1,129,283	—	(2) Cash and deposits in trust	1,159,478	1,159,478	—
(3) Operating accounts receivable	6,592	6,592	—	(3) Operating accounts receivable	7,029	7,029	—

Total Assets	1,802,313	1,802,313	—	Total Assets	1,865,790	1,865,790	—

(4) Long-term loans payable (including current portion of long-term loans payable)	9,341,000	9,411,849	70,849	(4) Long-term loans payable (including current portion of long-term loans payable)	9,292,000	9,351,214	59,214

Total Liabilities	9,341,000	9,411,849	70,849	Total Liabilities	9,292,000	9,351,214	59,214

10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010		11th Fiscal Period Period from November 1, 2010 to April 30, 2011

(Note 1)     Matters relating to the calculation method of the market value of financial instruments

(1) Cash and deposits, (2) Cash and deposits in trust and (3) Operating accounts receivable

Because the items set out above are settled in a short period, and the market value of those items is almost equal to the book value, they are based on the relevant book value.

(4) Long-term loans payable (including current portion of long-term loans payable)

The market value of long-term loans payable is calculated by discounting the total amount of principal and interest at the interest rate assumed if new loans similar to those long-term loans are made.

(Note 1)     Matters relating to the calculation method of the market value of financial instruments

(1) Cash and deposits, (2) Cash and deposits in trust and (3) Operating accounts receivable

Because the items set out above are settled in a short period, and the market value of those items is almost equal to the book value, they are based on the relevant book value.

(4) Long-term loans payable (including current portion of long-term loans payable)

The market value of long-term loans payable is calculated by discounting the total amount of principal and interest at the interest rate assumed if new loans similar to those long-term loans are made.

(Note 2) Financial instruments whose market value is considered to be significantly difficult to ascertain		(Note 2) Financial instruments whose market value is considered to be significantly difficult to ascertain
(Unit: thousand yen)		(Unit: thousand yen)
Classification	Amount Recorded in the Balance Sheet	Classification	Amount Recorded in the Balance Sheet
Tenant leasehold and security deposits	2,164	Tenant leasehold and security deposits	2,164
Tenant leasehold and security deposits in trust	424,282	Tenant leasehold and security deposits in trust	419,526

There is no market value for tenant leasehold and security deposits relating to the leased properties deposited by the lessees, and it is difficult to calculate the actual period of deposit from the time of moving-in to surrender by lessees. Therefore, because it is significantly difficult to reasonably estimate the cash flow, the market value for tenant leasehold and security deposits is not subject to disclosure.

There is no market value for tenant leasehold and security deposits relating to the leased properties deposited by the lessees, and it is difficult to calculate the actual period of deposit from the time of moving-in to surrender by lessees. Therefore, because it is significantly difficult to reasonably estimate the cash flow, the market value for tenant leasehold and security deposits is not subject to disclosure.

10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010				11th Fiscal Period Period from November 1, 2010 to April 30, 2011
(Note 3) Amount of monetary claims to be redeemed after the fiscal accounting date				(Note 3) Amount of monetary claims to be redeemed after the fiscal accounting date
	(Unit: thousand yen)				(Unit: thousand yen)
	Within 1 year	Over 1 year and within 2 years	Over 2 years and within 3 years		Within 1 year	Over 1 year and within 2 years	Over 2 years and within 3 years
Cash and deposits	666,436	—	—	Cash and deposits	699,282	—	—
Cash and deposits in trust	1,129,283	—	—	Cash and deposits in trust	1,159,478	—	—
Operating accounts receivable	6,592	—	—	Operating accounts receivable	7,029	—	—

Total	1,802,313	—	—	Total	1,865,790	—	—

	Over 3 years and within 4 years	Over 4 years and within 5 years	Over 5 years		Over 3 years and within 4 years	Over 4 years and within 5 years	Over 5 years
Cash and deposits	—	—	—	Cash and deposits	—	—	—
Cash and deposits in trust	—	—	—	Cash and deposits in trust	—	—	—
Operating accounts receivable	—	—	—	Operating accounts receivable	—	—	—

Total	—	—	—	Total	—	—	—

(Note 4) Amount of long-term loans to be repaid after the date of balance sheet				(Note 4) Amount of long-term loans to be repaid after the date of balance sheet

	(Unit: thousand yen)				(Unit: thousand yen)

	Within 1 year	Over 1 year and within 2 years	Over 2 years and within 3 years		Within 1 year	Over 1 year and within 2 years	Over 2 years and within 3 years
Long-term loans payable (including current portion of long-term loans payable in one year)	98,000	98,000	9,145,000	Long-term loans payable (including current portion of long-term loans payable in one year)	98,000	9,194,000	—

Total	98,000	98,000	9,145,000	Total	98,000	9,194,000	—

	Over 3 years and within 4 years	Over 4 years and within 5 years	Over 5 years		Over 3 years and within 4 years	Over 4 years and within 5 years	Over 5 years
Long-term loans payable (including current portion of long-term loans payable in one year)	—	—	—	Long-term loans payable (including current portion of long-term loans payable in one year)	—	—	—

Total	—	—	—	Total	—	—	—

Notes to Asset Retirement Obligations
10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010				11th Fiscal Period Period from November 1, 2010 to April 30, 2011
Not applicable				Same as the left column

Notes to Segment Information

10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010		11th Fiscal Period Period from November 1, 2010 to April 30, 2011
Segment Information Because FCR consists of a single segment that is a real estate lease business, details have been omitted.		Segment Information Same as the left column

Relevant Information

1.      Information of each product and service

Because the sales amount to external customers that is classified as a single product and service exceeds 90% of the operating revenue indicated in the Statement of Income, details have been omitted.

		Relevant Information Same as the left column

2.      Information of each area

(1)    Sales amount

Because the sales amount to external customers in Japan exceeds 90% of the operating revenue indicated in the Statement of Income, details have been omitted.

		2. Information of each area Same as the left column

(2)    Property, plant and equipment

Because the amount of the property, plant and equipment located in Japan exceeds 90% of the amount of the property, plant and equipment indicated in the Balance Sheet, details have been omitted.

		(2) Property, plant and equipment Same as the left column

3. Major tenants		3. Major tenants
	(Unit: thousand yen)		(Unit: thousand yen)

Name	Sales Amount	Name	Sales Amount
Mitsubishi Real Estate Service. Co., Ltd.	188,708	Mitsubishi Real Estate Service. Co., Ltd.	192,900
Itochu Urban Community Ltd.	178,291	Itochu Urban Community Ltd.	172,773
ABLE Hosho.Inc.	146,726	ABLE Hosho.Inc.	143,597
Haseko Livenet, Inc.	91,647	Haseko Livenet, Inc.	90,968
Space Design, Inc.	87,210	Space Design, Inc.	87,210

(Note 1)	The segment relating to transactions with each of the customers described above is the real estate lease business.	(Note 1)	The segment relating to transactions with each of the customers described above is the real estate lease business.

(Note 2)	The customers described above are sublease companies. There are end-tenants subleasing properties from each sublease company.	(Note 2)	The customers described above are sublease companies. There are end-tenants subleasing properties from each sublease company.

Additional Information

The “Accounting Standards for Disclosure of Segment Information, Etc.” (ASBJ Statement No. 17 of March 27, 2009) and the “Guidelines for Application of Accounting Standards for Disclosure of Segment Information, Etc.” (ASBJ Guidance No. 20 of March 21, 2008) have been applied from the 10th Fiscal Period.

Because FCR consists of a single segment that is a real estate lease business, details for segment information for the 9th Fiscal Period have been omitted as FCR complies with those Accounting Standards and Guidelines.

Notes to Leased Real Estate

10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010					11th Fiscal Period Period from November 1, 2010 to April 30, 2011
For the purpose of obtaining stable rental income, FCR owns housing properties for lease and other real estate mainly in 6 inner Tokyo wards, 4 south Tokyo wards and other areas of Tokyo, Tokyo metropolitan areas other than those described above, and ordinance designated cities, etc. The amount recorded in the balance sheet, amount of increase or decrease for the 10th Fiscal Period, and market value of that leased real estate are as follows:					For the purpose of obtaining stable rental income, FCR owns housing properties for lease and other real estate mainly in 6 inner Tokyo wards, 4 south Tokyo wards and other areas of Tokyo, Tokyo metropolitan areas other than those described above, and ordinance designated cities, etc. The amount recorded in the balance sheet, amount of increase or decrease for the 11th Fiscal Period, and market value of that leased real estate are as follows:
	(Unit: thousand yen)					(Unit: thousand yen)
	Amount Recorded in the Balance Sheet					Amount Recorded in the Balance Sheet
Asset Type	Balance at the end of the 9th Fiscal Period	Amount of increase or decrease for the 10th Fiscal Period	Balance at the end of the 10th Fiscal Period	Book Value at the end of the 10th Fiscal Period	Asset Type	Balance at the end of the 10th Fiscal Period	Amount of increase or decrease for the 11th Fiscal Period	Balance at the end of the 11th Fiscal Period	Book Value at the end of the 11th Fiscal Period
Housing	20,033,573	(74,266)	19,959,307	17,485,000	Housing	19,959,307	(84,267)	19,875,040	17,222,000
Hotel	3,292,406	(18,952)	3,273,454	3,040,000	Hotel	3,273,454	(18,199)	3,255,254	2,970,000
Total	23,325,980	(93,218)	23,232,762	20,525,000	Total	23,232,762	(102,467)	23,130,295	20,192,000

(Note 1)     For a description of relevant leased real estate, please see the “Assets Under Management.”

(Note 2)     The amount recorded in the balance sheet is the acquisition price (including expenses incidental to acquisition) less the accumulated depreciation.

(Note 3)     With respect to the amount of increase or decrease for the 10th Fiscal Period, the amount of increase derives from the expenses incidental to the works that correspond to capital expenditure and the additional properties acquired in the 9th Fiscal Period, and the amount of decrease derives from depreciation.

(Note 4)     The market value for the 10th Fiscal Period is the appraisal value as of the value estimate date that was October 31, 2010 indicated in the real estate appraisal report prepared by the real estate appraisers of Daiwa Real Estate Appraisal Co., Ltd. and Japan Real Estate Institute.

(Note 1)     For a description of relevant leased real estate, please see the “Assets Under Management.”

(Note 2)     The amount recorded in the balance sheet is the acquisition price (including expenses incidental to acquisition) less the accumulated depreciation.

(Note 3)     With respect to the amount of increase or decrease for the 11th Fiscal Period, the amount of increase derives from the expenses incidental to the works that correspond to capital expenditure, and the amount of decrease derives from depreciation.

(Note 4)     The market value for the 11th Fiscal Period is the appraisal value as of the value estimate date that was April 30, 2011 indicated in the real estate appraisal report prepared by the real estate appraisers of Daiwa Real Estate Appraisal Co., Ltd. and Japan Real Estate Institute.

For profits and losses from leased real estate for the fiscal period that ended in October 2010, please see the “List of Notes Notes to Statement of Income.”	For profits and losses from leased real estate for the fiscal period that ended in April 2011, please see the “List of Notes Notes to Statement of Income.”

Notes to Transactions with Interested Persons

10th Fiscal Period (from May 1, 2010 to October 31, 2010) (Reference)

Type	Company Name	Business or Occupation	Ownership Ratio	Description of Transaction	Transaction Amount (thousand yen)	Item	Balance at the end of the Fiscal Period (thousand yen)
Asset custody company	The Chuo Mitsui Trust and Banking Company, Limited	Banking business	—	Trust fee	1,700	—	—
				General administrative fee	2,956	—	—

(Note 1)	With respect to the amount indicated above, the “Transaction Amount” does not include consumption tax and other taxes, and the “Balance at the end of Fiscal Period” includes consumption tax and other taxes.

(Note 2)	The business conditions were determined based on the actual condition of the market.

11th Fiscal Period (from November 1, 2010 to April 30, 2011)

Type	Company Name	Business or Occupation	Ownership Ratio	Description of Transaction	Transaction Amount (thousand yen)	Item	Balance at the end of the Fiscal Period (thousand yen)
Asset custody company	The Chuo Mitsui Trust and Banking Company, Limited	Banking business	—	Trust fee	1,700	—	—
				General administrative fee	2,750	—	—

(Note 1)	With respect to the amount indicated above, the “Transaction Amount” does not include consumption tax and other taxes, and the “Balance at the end of Fiscal Period” includes consumption tax and other taxes.

(Note 2)	The business conditions were determined based on the actual condition of the market.

Notes to Unit Information

10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010		11th Fiscal Period Period from November 1, 2010 to April 30, 2011
Net assets per unit	¥462,832	Net assets per unit	¥463,394
Net income per unit	¥6,293	Net income per unit	¥6,856

Net income per unit is calculated by dividing net income by weighted average number of investment units during the period.

Net income per unit after adjustment of potential investment units is not indicated because there are no potential investment units.

Net income per unit is calculated by dividing net income by weighted average number of investment units during the period.

Net income per unit after adjustment of potential investment units is not indicated because there are no potential investment units.

(Note) The basis for calculation of net income per unit is as follows:

	10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010	11th Fiscal Period Period from November 1, 2010 to April 30, 2011
Net income (thousand yen)	205,790	224,207
Amount not attributable to ordinary unitholders (thousand yen)	—	—
Net income of ordinary investment units (thousand yen)	205,790	224,207
Average number of investment units during the fiscal period	32,700	32,700

Notes to Material Subsequent Events

10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010	11th Fiscal Period Period from November 1, 2010 to April 30, 2011
Not applicable	Not applicable

VI. Statement of Dividend

	Fiscal Period
Items	10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010	11th Fiscal Period Period from November 1, 2010 to April 30, 2011
I. Unappropriated retained earnings	¥205,821,623	¥224,215,473

II. Dividend	¥205,813,800	¥224,191,200

(Dividend per investment unit)	(¥6,294)	(¥6,856)

III. Earnings carried forward	¥7,823	¥24,273

Calculation Method of Dividend	Based on the distribution policy set out in Article 37(1) of the articles of incorporation of FCR, the maximum dividend is the amount of profit and exceeds 90% of the amount of profit of FCR available for dividend as provided for under Article 67-15 of the Law on Special Measures Concerning Taxation. Based on this distribution policy, FCR decided to distribute, as distribution of earnings, 205,813,800 yen, which is the maximum integral multiple of the number of investment units issued (32,700 units) that does not exceed the unappropriated retained earnings. FCR will not distribute any cash in excess of the profit set out in Article 37(2) of the articles of incorporation of FCR.	Based on the distribution policy set out in Article 37(1) of the articles of incorporation of FCR, the maximum dividend is the amount of profit and exceeds 90% of the amount of profit of FCR available for dividend as provided for under Article 67-15 of the Law on Special Measures Concerning Taxation. Based on this distribution policy, FCR decided to distribute, as distribution of earnings, 224,191,200 yen, which is the maximum integral multiple of the number of investment units issued (32,700 units) that does not exceed the unappropriated retained earnings. FCR will not distribute any cash in excess of the profit set out in Article 37(2) of the articles of incorporation of FCR.

VII. Statement of Cash Flows (Reference Information)

	(Unit: thousand yen)
	10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010		11th Fiscal Period Period from November 1, 2010 to April 30, 2011
Cash Flows from Operating Activities
Income before income taxes		206,772		225,215
Depreciation		105,212		105,295
Amortization of long-term prepaid expenses		15,801		15,801
Interest income		Δ315		Δ198
Interest expenses		147,321		144,156
Offering (cancel) related expenses		22,892		—
Provision for reserve for loss on disaster		—		4,644
Decrease in accounts receivable (Δ means increase)		1,327		—
Decrease in consumption taxes receivable ( Δ means increase)		25,803		—
Decrease in prepaid expenses (Δ means increase)		3,944		Δ4,950
Increase in accrued expenses (Δ means decrease)		839		Δ10,370
Decrease in advances received (Δ means decrease)		Δ3,274		494
Decrease in accrued consumption taxes (Δ means decrease)		—		Δ2,043
Other, net		10,098		Δ2,211

Sub total		536,423		475,833

Interest income received		315		198
Interest expenses paid		Δ163,402		Δ144,354
Payments of offering (cancel) related expenses		Δ17,129		Δ5,763
Income taxes paid		Δ1,004		Δ960

Cash Flows from Operating Activities		355,203		324,954

Cash Flows from Investing Activities
Purchase of property, plant and equipment		Δ241		—
Purchase of property, plant and equipment in trust		Δ5,762		Δ2,643
Proceeds from tenant leasehold and security deposits in trust		13,461		10,416
Payments of tenant leasehold and security deposits in trust		Δ12,011		Δ15,172

Cash Flows from Investing Activities		Δ4,554		Δ7,399

Cash Flows from Financial Activities
Repayment of long-term loans payable		Δ49,000		Δ49,000
Dividends paid		Δ169,055		Δ205,514

Cash Flows from Financial Activities		Δ218,055		Δ254,514

Net increase (decrease) in cash and cash equivalents (Δ means decrease)		132,593		63,040

Cash and cash equivalents at beginning of period		1,663,126		1,795,720

Cash and cash equivalents at end of period	*1	1,795,720	*1	1,858,760

Notes to Significant Accounting Policies (Reference Information)

Fiscal Period
Items	10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010	11th Fiscal Period Period from November 1, 2010 to April 30, 2011
Scope of assets (cash and cash equivalents) in statement of cash flows	The assets (cash and cash equivalents) in the statement of cash flows are comprised of cash in hand and cash in trust, cash and cash in trust that are cashable at any time, and short-term investments with maturity of 3 months or less from their acquisition dates that are readily convertible into cash and carry only a slight risk of fluctuations in value.	Same as the left column

Notes to Statement of Cash Flows (Reference Information)

10th Fiscal Period (Reference) Period from May 1, 2010 to October 31, 2010		11th Fiscal Period Period from November 1, 2010 to April 30, 2011
*1. Relationship between the balance of cash and cash equivalents at the end of period and the amounts of accounts recorded on the balance sheet		*1. Relationship between the balance of cash and cash equivalents at the end of period and the amounts of accounts recorded on the balance sheet

	(Unit: thousand yen)		(Unit: thousand yen)
	(as of October 31, 2010)		(as of April 30, 2011)

Cash and deposits	666,436	Cash and deposits	699,282
Cash and deposits in trust	1,129,283	Cash and deposits in trust	1,159,478

Cash and cash equivalents	1,795,720	Cash and cash equivalents	1,858,760